Exhibit 99.1

EXECUTION COPY

SENIOR SECURED NOTES INDENTURE

Dated as of February 7, 2012

Between

SPANISH BROADCASTING SYSTEM, INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

12.5% SENIOR SECURED NOTES DUE 2017

i

Page

Section 12.10 Force Majeure	105
Section 12.11 No Adverse Interpretation of Other Agreements	105
Section 12.12 Successors	105
Section 12.13 Severability	105
Section 12.14 Counterpart Originals	105
Section 12.15 Table of Contents, Headings, etc.	105
Section 12.16 Facsimile and PDF Delivery of Signature Pages	105
Section 12.17 U.S.A. PATRIOT Act	106
Section 12.18 Payments Due on Non-Business Days	106

Appendix A Provisions Relating to Initial Notes, Additional Notes and Exchange Notes

Exhibit A Form of Note
Exhibit B Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C Form of Pari Passu Intercreditor Agreement
Exhibit D Form of Junior Lien Intercreditor Agreement

INDENTURE, dated as of February 7, 2012, between Spanish Broadcasting System, Inc., a Delaware corporation (the “Issuer”) and Wilmington Trust, National Association, as Trustee and Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of and issue of $275,000,000 aggregate principal amount of 12.5% Senior Secured Notes due 2017 (the “Initial Notes”); and

NOW, THEREFORE, the Issuer, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of; such other Person merging with or into or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning set forth in the Notes.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01, 4.04 and 4.06.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the sum of principal amount of such Note and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the Redemption Date; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at April 15, 2015 (such redemption price being set forth in the table appearing in Section 3.07(d) as a percentage of the sum of the principal amount of such Note and any Additional Interest that is payable but unpaid for interest periods ending on any

Interest Payment Date on or prior to the Redemption Date), plus (ii) all required interest payments due on such Note through April 15, 2015, excluding accrued (or, in the case of Additional Interest payable) but unpaid interest to the Redemption Date (and assuming that Additional Interest will not be payable for any Interest Payment Date after the Redemption Date through April 15, 2015), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the sum of the principal amount of such Note and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the Redemption Date.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease Back Transaction) of the Issuer (other than Equity Interests of the Issuer) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than (i) Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.04, and (ii) directors’ qualifying shares or shares of or interests in Foreign Subsidiaries required to be held by foreign nationals pursuant to local law) whether in a single transaction or a series of related transactions, in each case, other than:

(a) any disposition of Cash Equivalents,

(b) any disposition in the ordinary course of business of excess, obsolete, damaged or worn out or surplus assets, or other assets no longer used or useful in the ordinary course of business, or any disposition of inventory or goods (or other tangible or intangible assets) in the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(c) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(d) the making of any Restricted Payment that is permitted to be made, and is made, pursuant to Section 4.03 and the making of any Permitted Investments (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Issuer or its Restricted Subsidiaries);

(e) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $2.5 million;

(f) (x) any disposition of property or assets or issuance or sale of securities by a Guarantor to the Issuer or another Guarantor, (y) any disposition of property or assets or sale of securities by the Issuer to a Guarantor or (z) any disposition of property or assets or sale of securities by a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary;

(g) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) solely for purposes of Section 4.05(a)(1), foreclosures, condemnation, eminent domain proceedings or any similar action on assets;

(j) the granting of a Lien that is permitted under Section 4.06;

(k) the unwinding of non-speculative Hedging Obligations entered into in the ordinary course of business;

(l) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(m) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(n) any trade-in of equipment in exchange for other equipment; provided that the Issuer or such Restricted Subsidiary receives equipment having a fair market value, as determined in Good Faith by the Issuer, equal to or greater than the equipment being traded in;

(o) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and do not secure any Indebtedness or materially affect the value of the Collateral; and

(p) the liquidation or dissolution of a Subsidiary if it is determined in Good Faith by the Issuer that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders.

Notwithstanding anything to the contrary in this definition of “Asset Sale,” no disposition or issuance or sale of Equity Securities of any Restricted Subsidiary that is not deemed to be an Asset Sale by virtue of any of clauses (a) through (p) above, the proceeds of which disposition, issuance or sale are used to make an Investment in, acquisition of or capital expenditure in any Television Properties not owned by the Issuer and its Restricted Subsidiaries on the Issue Date, shall be permitted pursuant to this Indenture (other than purchases of or Investments in Television Programming Assets) unless (i) such Investment, acquisition or capital expenditure is not otherwise prohibited by this Indenture and (ii) the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Investment, acquisition or capital expenditure would have been less than 4.75 to 1.0, determined on a pro forma basis after giving effect to such Investment, acquisition or capital expenditure and any related Indebtedness.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Broadcast License Subsidiary” means a Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Issuer that owns no material assets (except as permitted under this Indenture) other than FCC Licenses and related rights and has no liabilities other than (i) Indebtedness or other liabilities arising under the Guarantee and the Security Documents or not otherwise prohibited under this Indenture and (ii) trade payables incurred in the ordinary course of business and tax liabilities incidental to ownership of such rights.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided, that, for the avoidance of doubt, Capital Lease Obligations shall not include any obligations of the Issuer or any of its Subsidiaries in respect of any lease that, in accordance with GAAP as in effect on the Issue Date, would be characterized as an operating lease but, as a result of a change in GAAP occurring after the Issue Date, would require that such lease be classified and accounted for as a capital lease on a balance sheet of the Issuer in accordance with GAAP (as then in effect).

“Cash Equivalents” means:

(1) U.S. dollars (including such U.S. Dollars as are held as demand deposits with banks);

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (8) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above and in U.S. dollars;

(5) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof, in U.S. dollars;

(6) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in U.S. dollars;

(7) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (6) above;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Investments with weighted average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A (or the equivalent thereof) or better by Moody’s and in each case in U.S. dollars; and

(10) in the case of Foreign Subsidiaries, Investments made in the jurisdiction where such Foreign Subsidiaries conduct business of a type and credit quality comparable to the Investments described in clauses (1) through (9) of this definition.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): automated clearing house (ACH) transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities that are not in default, foreign exchange facilities, deposit and other accounts and merchant services.

“Certificate of Designations” means the Certificate of Designations governing the Series B Preferred Stock, as in effect on the Issue Date.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than to any Guarantor or Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of (a) the Issuer (other than any Parent) or (b) any Parent holding directly or indirectly at least a majority of the total voting power of the Voting Stock of the Issuer;

(3) the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer or the merger of any Person with or into a Subsidiary of the Issuer, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Issuer, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(4) the first day on which a majority of the members of the board of directors of the Issuer are not Continuing Directors; or

(5) the adoption by the stockholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer.

“Collateral” means the “Collateral,” as defined in Section 2(a) of the Security Agreement, and all other property or assets in which a Lien is granted for the benefit of the Holders.

“Collateral Agent” means Wilmington Trust, National Association, as collateral agent, until a successor replaces it in accordance with the applicable provisions of the Security Agreement and thereafter means the successor serving hereunder.

“Commercial Obligations” means obligations, not constituting Indebtedness, owing to suppliers, service providers, landlords and other commercial counterparties, in each case in the ordinary course of business and consistent with past practice.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and Obligations and the interest portion of rent expense associated with Attributable Indebtedness and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) penalties and interest related to taxes, (y) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses and (z) any expensing of non-recurring bridge, commitment and other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the consolidated net income (loss), of such Person and its Restricted Subsidiaries for such period, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of any extraordinary gains or losses shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any net after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in Good Faith by the Issuer, shall be excluded,

(5) the Consolidated Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period (without duplication for purposes of Section 4.03(a)(3)(c)),

(6) solely for the purpose of determining the amount available for Restricted Payments under Section 4.03(a)(3)(a), the Consolidated Net Income (if positive) for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Consolidated Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or may be waived by the Issuer or a Subsidiary thereof; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person and its Restricted Subsidiaries’ consolidated financial statements, including adjustments to the inventory, property and equipment, software and other intangible assets (including favorable and unfavorable leases and contracts), deferred revenue and debt line items in such Person and its Restricted Subsidiaries’ consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any unrealized net gains and losses resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any unrealized net gains or losses resulting from hedge agreements for currency exchange risk) shall be excluded and

(10) any net income or loss included in the consolidated financial statements of such Person and its Restricted Subsidiaries as noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.03 only (other than clause Section 4.03(a)(3)(c)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to Section 4.03(a)(3)(c).

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness (including Refinancing Indebtedness in respect thereof) of the Issuer and its Restricted Subsidiaries consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, debt obligations evidenced by bonds, notes, debentures or similar instruments, reimbursement obligations in respect of letters of credit or bankers’ acceptances and Obligations of a type described in this clause (1) of other Persons that are guaranteed by the Issuer or its Restricted Subsidiaries and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and its Restricted Subsidiaries (to the extent such Disqualified Stock is not owned by the Issuer or another Restricted Subsidiary) and all Preferred Stock of the Issuer’s Non-Guarantor Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined in accordance with GAAP; provided that Consolidated Total Indebtedness shall not include the Series B Preferred Stock or any Disqualified Stock or Preferred Stock incurred or issued in exchange for, or the net proceeds of which are used substantially concurrently to extend, refinance, tender for, renew, replace, defease or refund the Series B Preferred Stock in accordance with Section 4.04(a) or 4.04(b)(14). For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and, if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in Good Faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Issuer or any Parent, as the case may be, who (1) was a member of such board of directors on the Issue Date, (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election or (3) was nominated for election to such board of directors by Raúl Alarcón.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities or any other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, debt securities, letters of credit or other indebtedness, including any notes (including Additional Notes), mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof (including any commercial paper facilities or indentures) that replace, refund or refinance any part of such loans, letters of credit or other indebtedness, including any such notes, mortgages, guarantees collateral documents, instruments and agreements thereunder, including any such amending, supplementing, modifying, extending, renewing, restating or refunding facility or arrangement (including such commercial paper facilities or indentures) that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.04) or adds the Issuer or any Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or investor or group of agents, lenders or investors.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-Cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means with respect to any Person, any Domestic Subsidiary of such Person that is a Restricted Subsidiary.

“Domestic Subsidiary” means with respect to any Person, any Subsidiary of such Person that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, and, without duplication,

(1) increased (to the extent any such amounts were deducted or excluded in computing Consolidated Net Income and not added back in the definition thereof) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued during such period (including payments made or amounts accrued pursuant to any tax-sharing agreement); plus

(b) Fixed Charges of such Person and its Restricted Subsidiaries for such period (including, (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(x) through 1(z) thereof); plus

(c) the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and determined in accordance with GAAP; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing or replacement thereof) (whether or not successful) or an amendment, waiver or modification of any debt instrument, including:

(i) such fees, expenses or charges related to the Transaction; and

(ii) any amendment, waiver or other modification of the Notes; plus

(e) any other non-cash charges, expenses or losses for such period, including any write-offs or write-downs, but excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(f) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock), solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 4.03(a)(3); plus

(g) any expenses recognized for restructuring or similar expenses, including but not limited to advisory fees, professional fees, commissions, commitment fees, severance costs, relocation costs, litigation expenses and legal settlement costs, and costs related to early termination of any agreements or leases; provided that any such costs or expenses added back pursuant to this clause (1)(g) shall not exceed $2,000,000 in any four fiscal quarter period; plus

(h) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(i) net unrealized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815, Derivatives and Hedging, and related pronouncements;

(2) decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced or was not included in EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus (b) any net unrealized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815, Derivatives and Hedging, and related pronouncements, and

(3) increased or decreased by (without duplication), as applicable, to eliminate the following items reflected in Net Income:

(a) any adjustments resulting from the application of Accounting Standards Codification Topic 460, Guarantees, or any comparable regulation; and

(b) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8; and

(2) issuances to any Subsidiary of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means the assets described in the proviso to Section 2(a) of the Security Agreement.

“FCC” means the United States Federal Communications Commission or any successor agency thereto.

“FCC Licenses” means any licenses, permits and authorizations issued by the FCC for the operation of stations.

“Fixed Charges” means, with respect to any Person for any period, the sum, of:

(1) Consolidated Interest Expense of such Person for such period; and

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Foreign Subsidiary. For the avoidance of doubt, any Subsidiary of a Person organized or existing under the laws of Puerto Rico shall be a Foreign Subsidiary of such Person.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Good Faith by the Issuer” means the decision in good faith by a responsible financial officer of the Issuer; provided that if such decision involves a determination of fair market value in excess of $20.0 million, the decision shall be approved by the board of directors (or a committee thereof) of the Issuer based on an opinion in writing by an Independent Financial Advisor.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor pursuant to the Guarantee Agreement of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Issue Date, entered into by the Guarantors in favor of the Trustee for the benefit of the Holders of the Notes.

“Guarantor” means each Restricted Subsidiary that provides a Guarantee in accordance with this Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Guarantee in accordance with this Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) or Attributable Indebtedness, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case incurred or accrued in the ordinary course of business (and with respect to commercial letters of credit, repaid in a timely manner) and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person, the amount of such Indebtedness being calculated as the lesser of the fair market value (as determined in Good Faith by the Issuer) of such asset as of such date of determination and the amount of such Indebtedness secured by a Lien on such asset;

Indebtedness shall not include (i) Contingent Obligations incurred in the ordinary course of business, (ii) Cash Management Services, (iii) obligations or liabilities with respect to a mandatory redemption of Series B Preferred Stock, (iv) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness and which Indebtedness is no longer reflected as debt on the Issuer’s and its Restricted Subsidiaries’ financial statements or (v) obligations of a Person in respect of any lease that, in accordance with GAAP as in effect on the Issue Date, would be characterized as an operating lease but, as a result of a change in GAAP occurring after the Issue Date, would require that such lease be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP (as then in effect).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Intercreditor Agreements” means the Pari Passu Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

“Interest Payment Date” means April 15 and October 15 of each year through the stated maturity of the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) Government Securities and other securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof;

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.03:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have an “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation;

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in Good Faith by the Issuer; and

(3) if the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means February 7, 2012.

“Issuer” has the meaning set forth in the preamble to this Indenture and its permitted successors.

“Junior Lien Collateral Indebtedness” means any Indebtedness of the Issuer or any Guarantor which is secured by a Lien on the Collateral on a basis that is contractually junior to the Notes and the Guarantees.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Leverage Ratio” as of any date of determination, means the ratio of:

(1) (i) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries at the time of determination minus (ii) Unrestricted Cash in excess of $10.0 million that is included on the consolidated balance sheet of the Issuer as of the date of determination (provided that the amount deducted pursuant to this clause (ii) shall not exceed $10.0 million), to

(2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur;

provided, however, that:

(a) if the Issuer or any Restricted Subsidiary has incurred, repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness, Disqualified Stock or Preferred Stock since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio involves an incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness, Disqualified Stock or Preferred Stock, EBITDA, Fixed Charges and Consolidated Total Indebtedness for such period will be calculated after giving effect on a pro forma basis to such incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness, Disqualified Stock or Preferred Stock as if such Indebtedness, Disqualified Stock or Preferred Stock had been incurred or repaid, repurchased, redeemed, retired, defeased or otherwise discharged on the first day of such period;

(b) if since the beginning of such period the Issuer or any Restricted Subsidiary will have made any Asset Sale or disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio includes such an Asset Sale, disposition or discontinuance, EBITDA, Fixed Charges and Consolidated Total Indebtedness for such period will be calculated after giving pro forma effect thereto as if such Asset Sale, disposition or discontinuation occurred on the first day of such period; provided that pro forma effect shall not be given to the termination of television programming or the disposition of rights to broadcast specific television programming unless such termination or disposition is reflected as discontinued operations in accordance with GAAP in the most recently available internal financial statements of the Issuer and its consolidated Subsidiaries;

(c) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, EBITDA, Fixed Charges and Consolidated Total Indebtedness for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness or the issuance of any Disqualified Stock or Preferred Stock) as if such Investment or acquisition occurred on the first day of such period; and

(d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness, issued any Disqualified Stock or Preferred Stock, discharged any Indebtedness, Disqualified Stock or Preferred Stock or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA, Fixed Charges and Consolidated Total Indebtedness for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

The pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Issuer and calculated on a basis consistent with Regulation S-X under the Securities Act and may include adjustments that do not comply with Regulation S-X; provided that such adjustments are factually supportable, reasonably identifiable and set forth in an Officer’s Certificate delivered to the Trustee and, with respect to any adjustments relating to cost savings, synergies or operating improvements, such cost savings, synergies or operating improvements have been realized at the time that such pro forma calculation is made. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of 12 months).

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any Capitalized Lease Obligation in connection therewith; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means any mortgages, deeds of trust or deeds to secure debt pursuant to which a Lien on real property or fixtures of the Issuer or any Guarantor is granted for the benefit of the Holders.

“Net Award” means any awards or proceeds in respect of any condemnation or other eminent domain proceeding relating to any Collateral, net of any attorney’s fees and other fees and charges actually incurred in connection therewith.

“Net Insurance Proceeds” means any awards or proceeds in respect of any casualty insurance or title insurance claim relating to any Collateral, net of any attorney’s fees and other fees and charges actually incurred in collecting the same.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale or any Recovery Event, net of (i) all out-of-pocket fees, costs and expenses of the Issuer or such Restricted Subsidiary incurred in connection therewith, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof, (iii) payment of any obligations (other than the Notes) that are secured by a prior Lien on the property or assets in question and that are required to be repaid under the terms thereof as a result of such Asset Sale or Recovery Event, (iv) in the case of an Asset Sale, cash escrows to the Issuer or any of its Restricted Subsidiaries from the sale price for such Asset Sale and, without duplication, cash reserves required in accordance with GAAP in connection therewith; provided that any cash released from such escrow shall constitute Net Sale Proceeds upon such release and (v) any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction or event.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, in each case payable under the documentation governing such Indebtedness.

“Offer to Purchase” means an Asset Sale Offer, a Change of Control Offer or a Prior Notes Offer.

“Offering Memorandum” means the Offering Memorandum, dated January 31, 2012, relating to the offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Senior Executive Vice President, Executive Vice President, Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Issuer or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that meets the requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parent” means any entity, whether in existence now or in the future, that directly or indirectly controls the Issuer.

“Pari Passu Lien Indebtedness” means any Indebtedness of the Issuer or any Guarantor which is secured by a Lien on the Collateral on a pari passu basis with the Notes and the Guarantees.

“Permitted Holders” means Raúl Alarcón and his Related Parties. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with this Indenture) will thereafter constitute additional Permitted Holders.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Guarantor;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Guarantor; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Guarantor, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.05 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date, or contractually committed as of the Issue Date, and any extension, modification, replacement or renewal thereof, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not materially more disadvantageous, taken as a whole, to the Holders);

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a compromise or resolution of obligations, bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c) in resolution of litigation, arbitration or other disputes;

(7) Hedging Obligations permitted under Section 4.04(b)(10);

(8) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) or the net cash proceeds from the issuance of Equity Interests (exclusive of Disqualified Stock) of the Issuer; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.03(a)(3);

(9) guarantees of Indebtedness permitted under Section 4.04;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.08(b) (except transactions described in Section 4.08(b)(1), (2), (5), (7) and (8));

(11) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (11) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $12.5 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(12) advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $1.0 million outstanding at any one time, in the aggregate;

(13) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, entertainment expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer; provided, that the aggregate loans and advances incurred pursuant to this paragraph (13) shall not exceed $500,000 at any one time outstanding;

(14) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) any Investment (i) by the Issuer or a Guarantor in a Non-Guarantor Subsidiary; provided that the aggregate amount of Investments made pursuant to this clause (i) of this clause (15) shall not exceed $5.0 million at any time outstanding and (ii) by a Non-Guarantor Subsidiary in another Non-Guarantor Subsidiary; and

(16) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, performance or appeal bonds or similar obligations to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, landlords’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days (or if more than 30 days overdue, which are unfiled and regarding which no other enforcement action has been taken) or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claims is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.04(b)(4); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and (other than in the case of a refinancing, refunding, renewal or extension of such Indebtedness permitted under Section 4.04(b)(4)) the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien or more than 180 days after the Sale and Lease-Back Transaction, as the case may be;

(6) Liens existing on the Issue Date;

(7) Liens securing Indebtedness on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(8) Liens securing Indebtedness on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with Section 4.04;

(10) Liens securing Hedging Obligations and Cash Management Services entered into in the ordinary course of business (and not for speculative purposes); provided that each of the parties thereto shall have agreed to be bound by or acknowledged the terms of a Pari Passu Intercreditor Agreement;

(11) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and do not secure any Indebtedness;

(13) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14) Liens in favor of the Issuer or any Guarantor;

(15) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7) or (8), this clause (15) or clause (23); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7) or (8), this clause (15) or clause (23) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(16) deposits made or other security provided to secure liabilities to insurance carriers or to secure Indebtedness to finance insurance premiums payable on insurance policies to insurance carriers under insurance or self-insurance arrangements, in each case in the ordinary course of business;

(17) other Liens securing obligations not constituting Indebtedness, incurred in the ordinary course of business, which obligations do not exceed $5.0 million at any one time outstanding;

(18) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(a)(7), so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(19) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection or (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(20) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Sections 4.03 and 4.04; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(21) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(22) Liens on the Collateral securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of this Indenture to be incurred pursuant to Section 4.04(b)(1) (and, in the case of Indebtedness and other Obligations under Credit Facilities incurred under such Section 4.04(b)(1) by any Non-Guarantor Subsidiary, Liens on the assets of such Non-Guarantor Subsidiary), which Indebtedness and other Obligations do not at any one time outstanding exceed the applicable amount set forth in clause (a) or (b) of such Section 4.01(b)(1); provided that the lenders or other holders of such Indebtedness (other than any Additional Notes) shall have agreed to be bound by or otherwise subject to a Pari Passu Intercreditor Agreement or a Junior Lien Intercreditor Agreement in accordance with its terms;

(23) Liens securing the Notes (other than any Additional Notes) or the Guarantees and Liens in connection therewith pursuant to this Indenture and the Security Documents;

(24) Liens on the Collateral securing Junior Lien Collateral Indebtedness permitted to be incurred pursuant to Section 4.04(a), 4.04(b)(1) or 4.04(b)(14); provided that the lenders or other holders of such Indebtedness shall have agreed to be bound by or otherwise subject to a Junior Lien Intercreditor Agreement in accordance with its terms;

(25) Liens and other matters of record shown on title policies delivered with respect to real property included in the Collateral, and easements, rights-of-way, restrictions and other similar encumbrances that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries taken as a whole;

(26) licenses of intellectual property granted in the ordinary course of business;

(27) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and similar arrangements in the ordinary course of business;

(28) Liens solely on cash advances or any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture and Liens consisting of an agreement to sell or otherwise dispose of any property permitted under this Indenture; and

(29) Liens on assets of a Non-Guarantor Subsidiary securing Indebtedness incurred under Section 4.04(b)(21), and Liens on assets of any Non-Guarantor Subsidiary securing any guarantee of such Indebtedness.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness and any other Obligations relating to such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest of a Person with preferential rights (relative to the rights of holders of common Equity Interests of such Person) of payment of dividends or upon liquidation, dissolution or winding up.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Recovery Event” means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds.

“Redemption Date” means any date of redemption pursuant to Article 3 of this Indenture.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” shall mean (i) all lineal descendants of Raúl Alarcón and all spouses and adopted children of Raúl Alarcón and such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clause (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlled by or under common control with Raúl Alarcón or any person, trust or other entity described in clauses (i), (ii) or (iii) whose assets consist of Equity Interests of the Issuer, cash, Cash Equivalents and other Investments not exceeding 5.0% of the Voting Stock of any Person other than the Issuer. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) (i) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available on or immediately preceding the date on which such event for which such calculation is being made shall occur minus (ii) Unrestricted Cash in excess of $10.0 million that is included on the consolidated balance sheet of the Issuer as of the date of determination (provided that the amount deducted pursuant to this clause (ii) shall not exceed $10.0 million) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available on or immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Leverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Issuer, the Guarantors and the Collateral Agent.

“Security Documents” means the Security Agreement, any Mortgages and any other document granting or evidencing or purporting to grant or evidence a Lien on any Collateral.

“Senior Unsecured Pari Passu Indebtedness” means:

(1) with respect to the Issuer, any Indebtedness that ranks pari passu in right of payment to the Notes but is unsecured; and

(2) with respect to any Guarantor, any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Guarantee but is unsecured.

“Series B Preferred Stock” means the 10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock of the Issuer.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, including, without limitation, in broadcasting, cable, direct-to-home and other related entertainment or media businesses, and the operation of related web sites and internet portals.

“Specified Obligations” means any Indebtedness, Disqualified Stock, Capital Stock or other Obligations of the Issuer or its Restricted Subsidiaries, in each case in a principal, face or stated amount, as applicable, in excess of $10.0 million and maturing or providing for any amortization, mandatory prepayment, redemption or repurchase, or any repayment, redemption, repurchase or acceleration at the option of the holder thereof, on or prior to the date that is six months after the maturity of the Notes (in each case, other than Commercial Obligations).

“Station Operating Income” means, with respect to any Person for any period, the EBITDA of such Person for such period, increased (to the extent any such amounts were deducted or excluded in computing EBITDA and not added back in the definition thereof) by corporate expenses, as recorded in the financial statements of such Person in accordance with GAAP.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof in whatever form, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” herein shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Television Programming Assets” means television programming, rights to broadcast specific television programming, local marketing agreements, time brokerage agreements or agreements of a similar nature.

“Television Properties” means any television stations, Television Programming Assets, television broadcasting licenses or any real or personal property or assets specifically related to the Television Segment.

“Television Segment” means the businesses reported as the Issuer’s television segment in its financial statements for periods ended prior to the Issue Date and any acquisitions or Investments related thereto permitted under this Indenture (and after giving effect to any applicable dispositions related thereto permitted under this Indenture); provided that the Television Segment shall not include any businesses reported as the Issuer’s radio segment in its financial statements for periods ended prior to the Issue Date and any subsequent acquisitions related thereto.

“Transaction” means the issuance of the Notes and the application of the proceeds thereof, to be consummated on the Issue Date.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 15, 2015; provided, however, that if the period from the Redemption Date to April 15, 2015 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Cash” means cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries that is not designated as “restricted” on the consolidated balance sheet of the Issuer, is available to the Issuer without the need for third-party or governmental consent, notice or other administrative requirements and is not subject to any Lien in favor of any Person other than the Issuer or a Restricted Subsidiary (other than a Lien in favor of the Collateral Agent pursuant to the Security Documents).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that each of (a) the Subsidiary to be so designated and (b) its Subsidiaries, has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Issuer would be able to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.04(a)(1), on a pro forma basis taking into account such designation.

The Issuer shall promptly file with the Trustee a copy of the resolution of the board of directors or any committee thereof giving effect to any such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S.” means the United States of America.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (x) the number of years from the date of determination to the date of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, of such Indebtedness, or redemption, repayment or similar payment with respect to such Disqualified Stock or Preferred Stock, by (y) the amount of such payments; by

(2) the sum of all such payments.

“Wholly-Owned Domestic Subsidiary” means, with respect to any Person, any Domestic Subsidiary of such Person that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Voting Stock of which (other than directors’ qualifying shares or shares of or interests in Foreign Subsidiaries required to be owned by foreign nationals pursuant to local law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.05(b)(1)(iv)
“Additional Assets”	4.05(b)(1)
“Agent Members”	2.1(c) of Appendix A
“Affiliate Transaction”	4.08(a)
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Sale Offer”	4.05(d)
“Asset Sale Offer Amount”	3.09(b)
“Asset Sale Offer Period”	3.09(b)
“Asset Sale Purchase Date”	3.09(b)
“Authentication Order”	2.02(d)
“Automatic Exchange”	2.2(i) of Appendix A
“Automatic Exchange Date”	2.2(i) of Appendix A
“Automatic Exchange Notice”	2.2(i) of Appendix A
“Automatic Exchange Notice Date”	2.2(i) of Appendix A
“Change of Control Offer”	4.12(a)
“Change of Control Payment”	4.12(a)
“Change of Control Payment Date”	4.12(a)
“Clearstream”	1.1(a) of Appendix A
“Collateral Proceeds Account”	4.05(a)(4)
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(d) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.05(d)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“incur”	4.04(a)
“Junior Lien Intercreditor Agreement”	11.08(b)
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“OID Notes Legend”	2.2(e) of Appendix A
“Pari Passu Lien Intercreditor Agreement”	11.08(a)
“Paying Agent”	2.03(a)
“Preferred Stock Refinancing Indebtedness”	4.04(b)(14)
“Premises”	11.05
“Prior Notes Offer”	4.03(b)(4)
“QIB”	1.1(a) of Appendix A
“Refinancing Indebtedness”	4.04(b)(13)
“Refunding Capital Stock”	4.03(b)(2)
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A

Term	Defined in Section
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Payments”	4.03(a)
“Restricted Notes Legend”	2.2(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Second Acceptable Commitment”	4.05(b)(1)(iv)
“Successor Company”	5.01(a)
“Successor Person”	5.01(c)
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) references to “interest” shall include Additional Interest;

(7) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(8) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(9) the word “will” shall have the same meaning as the word “shall”;

(10) “including” means including without limitation;

(11) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(12) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(13) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Section 1.04 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and the Collateral Agent, as applicable, and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.01.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted under in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 12.01.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.01, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Issuer. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided, however, that the Notes may be issued in denominations of less than $2,000 solely to the extent necessary to accommodate book-entry positions that have been created in denominations of less than $2,000 by the Depositary.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.05 or a Change of Control Offer as provided in Section 4.12, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date) as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Sections 4.04 and 4.06. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.

(d) The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (an “Authentication Order”) (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $275,000,000, (b) subject to the terms of this Indenture, Additional Notes and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes.

Section 2.03 Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.05, 4.12 and 9.04).

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or unpurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.16, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

(j) For the avoidance of doubt, when a Note is transferred or exchanged, the right to receive any Additional Interest with respect to that Note that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the date of transfer and exchange will accompany the Note transferred or exchanged and is not separable from such Note.

Section 2.07 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Issuer, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer, any Parent or a Subsidiary of the Issuer or any Parent will not be deemed to be outstanding for purposes of Section 3.07(b).

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding; provided, that if the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York, then the replaced Note shall be outstanding and the replacement note issued pursuant to Section 2.07 shall cease to be outstanding.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding, and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any Redemption Date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay the principal of, plus accrued (or, in the case of Additional Interest, payable) and unpaid interest on, the Notes to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and interest on such Notes shall cease to accrue or be payable.

Section 2.09 Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer,

exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

(a) If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest (including interest payable on defaulted Additional Interest), to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail, or cause to be mailed to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers

The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the Redemption Date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If the Issuer is redeeming less than all of the Notes issued by it at any time, the Registrar will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis (to the extent practicable) or (c) by lot or such other similar method in accordance with the Applicable Procedures.

(b) The Registrar shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole number multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

(a) Subject to Section 3.09, notices of redemption shall be delivered at least 30 but not more than 60 days before the Redemption Date to each Holder of record of Notes at such Holder’s registered address or otherwise delivered in accordance with the Applicable Procedures, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed. Except as set forth in Section 3.07(g), notices of redemption may not be conditional.

(b) In the case of the redemption of certificated Notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note, as applicable.

(c) For the redemption of Notes that are represented by Global Notes, notices to the Holders may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution of the aforementioned delivery.

(d) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1) the Redemption Date;

(2) the redemption price, including the portion thereof representing any accrued (or, in the case of Additional Interest, payable) and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue (or, in the case of Additional Interest, be payable) on and after the Redemption Date;

(7) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) if applicable, whether such redemption is conditional pursuant to Section 3.07(g).

(e) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(d).

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Section 3.07(g)). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time as such date to which the Trustee may reasonably agree), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued (or, in the case of Additional Interest, payable) and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date; provided that no Additional Interest shall be payable with respect to the interest period in which the redemption or purchase date occurs if the redemption or purchase date occurs before the Interest Payment Date at the end of such interest period. The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued (or, in the case of Additional Interest, payable) and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue or be payable on the Notes or the portions of

Notes called for redemption or purchase. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any Additional Interest that is payable and any other interest that is accrued and unpaid to the redemption or purchase date on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07 Optional Redemption.

(a) At any time prior to April 15, 2015, the Issuer may redeem all or a part of the Notes on one or more occasions, upon notice pursuant to Section 3.03, at a redemption price equal to 100% of the sum of the principal amount of the Notes redeemed and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the Redemption Date, plus the Applicable Premium as of, and any other interest that is accrued and unpaid thereon to, but excluding, the Redemption Date, subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) In addition, at any time prior to April 15, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under this Indenture on one or more occasions, upon notice pursuant to Section 3.03, at a redemption price equal to 112.5% of the sum of the aggregate principal amount of the Notes and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the Redemption Date, plus any other interest that is accrued and unpaid thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date (it being understood that no Additional Interest shall be payable with respect to the interest period in which the Redemption Date occurs if the Redemption Date occurs before the Interest Payment Date at the end of such interest period), with the net cash proceeds of one or more Equity Offerings; provided that (a) at least 65% of the original principal amount of Notes (including Additional Notes) remains outstanding immediately after the occurrence of each such redemption and (b) that each such redemption occurs within 90 days following the date of closing of each such Equity Offering.

(c) Except pursuant to clause (a), (b) or (e) of this Section 3.07, the Issuer will not be entitled to redeem Notes at its option prior to April 15, 2015.

(d) On and after April 15, 2015, the Issuer may redeem all or a part of the Notes on one or more occasions, upon notice pursuant to Section 3.03, at the redemption prices (expressed as percentages of the sum of the principal amount of the Notes to be redeemed and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the Redemption Date) set forth below, plus any other interest that is accrued and unpaid thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date (it being understood that no Additional Interest shall be payable with respect to the interest period in which the Redemption Date occurs if the Redemption Date occurs before the Interest Payment Date at the end of such interest period), if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

September 30,
Year	Percentage
2015	106.250%
2016 and thereafter	100.000%

(e) The Issuer may also redeem all or a part of the Notes on one or more occasions with the Net Proceeds of any Asset Sale or Recovery Event effected in compliance with Section 4.05 upon notice pursuant to Section 3.03, at a redemption price equal to (i) 103% of the sum of the aggregate principal amount of the Notes and any unpaid Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the Redemption Date, for any such redemption prior to April 15, 2013, and (ii) 104% of the sum of the aggregate principal amount of the Notes and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the Redemption Date, for any such redemption on or after such date and prior to April 15, 2014, in each case plus any other interest that is accrued and unpaid thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date (it being understood that no Additional Interest shall be payable with respect to the interest period in which the Redemption Date occurs if the Redemption Date occurs before the Interest Payment Date at the end of such interest period); provided that the cumulative aggregate principal amount of Notes redeemed and accrued (or, in the case of Additional Interest, payable) and unpaid interest paid pursuant to this Section 3.07(e) will not be in excess of $100.0 million.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(g) Notice of any redemption upon any Equity Offering may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering and may be given prior to the completion thereof.

(h) The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.08 Mandatory Redemption.

The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.05, the Issuer is required to commence an Asset Sale Offer, the Issuer will follow the procedures specified below.

(b) The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuer will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Lien Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.05 (the “Asset Sale Offer Amount”), or, if less than the Asset Sale Offer Amount of Notes (and, if applicable, Pari Passu Lien Indebtedness) has been so validly tendered, all Notes and Pari Passu Lien Indebtedness validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made.

(c) If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Asset Sale Purchase Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date; provided that no Additional Interest shall be payable with respect to the interest period in which the Asset Sale Purchase Date occurs if the Asset Sale Purchase Date occurs before the Interest Payment Date at the end of such interest period.

(d) Upon the commencement of an Asset Sale Offer, the Issuer shall mail a notice (or, in the case of Global Notes, otherwise communicate in accordance with the Applicable Procedures) to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, if required, all holders of Pari Passu Lien Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.05 and the length of time the Asset Sale Offer shall remain open;

(2) the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Purchase Date;

(3) that, with respect to any Note not properly tendered or accepted for payment, interest shall continue to accrue (or, in the case of Additional Interest, be payable);

(4) that, unless the Issuer defaults in making such payment, interest on any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue (or, in the case of Additional Interest, be payable) on and after the Asset Sale Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and Pari Passu Lien Indebtedness surrendered by the holders thereof exceeds the Asset Sale Offer Amount, then the Notes and such Pari Passu Lien Indebtedness will be purchased on a pro rata basis (and, in the case of the Notes, otherwise in accordance with the Applicable Procedures) based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Pari Passu Lien Indebtedness tendered and that the selection of the Notes for purchase shall be made by the Trustee and the selection of the Pari Passu Lien Indebtedness for purchase shall be made by the Issuer or lenders (or agent of such lenders) for such Pari Passu Lien Indebtedness, in each case on a pro rata basis to the extent practicable, although no Note having a principal amount of $2,000 shall be purchased in part; and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(e) On or before the Asset Sale Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary or as otherwise provided in Section 4.05(e), the Asset Sale Offer Amount of Notes and Pari Passu Lien Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or, if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Lien Indebtedness so tendered, in the case of the Notes, in whole number multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Issuer will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. In addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Lien Indebtedness.

(f) The Paying Agent or the Issuer, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Sale Offer Period, mail or deliver to each tendering Holder or holder or lender of Pari Passu Lien Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or the Pari Passu Lien Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Lien Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date.

(g) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase by the Issuer of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

Other than as specifically provided in this Section 3.09 or Section 4.05, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Issuer will pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 11:00 a.m. (New York City time), on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Additional Interest that is payable and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Designation of Unrestricted Subsidiaries.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in connection with such designation) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.03 or pursuant to the definition of “Permitted Investments” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.03 Limitation on Restricted Payments.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’, Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation involving the Issuer or a Restricted Subsidiary, other than:

(A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(B) dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Equity Interests on a pro rata basis) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent, including in connection with any merger or consolidation involving the Issuer or a Restricted Subsidiary;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness or Subordinated Indebtedness (including any securities convertible into Subordinated Indebtedness), or pay dividend or distribution on any Equity Interest or Disqualified Stock of the Issuer, other than:

(A) Indebtedness permitted under Section 4.04(b)(7) and (8);

(B) the purchase, repurchase, defeasance or other acquisition of Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness or Subordinated Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(C) Senior Unsecured Pari Passu Indebtedness permitted under Section 4.04(b)(3), (4), (5), (6), (16), (17), (20) or (21); or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(2) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(3) immediately after giving effect to such transaction on a pro forma basis, the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available would have been less than 4.5 to 1.0; and

(4) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments pursuant to Section 4.03(b)(1), (5), (9) and (10)), is less than the sum of (without duplication):

(a) 100% of EBITDA of the Issuer for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case that EBITDA for such period is a deficit, minus 100% of such deficit) less 1.4 times Fixed Charges of the Issuer and its Restricted Subsidiaries for the same period; plus

(b) 100% of the aggregate net cash proceeds received by the Issuer since immediately after the Issue Date from:

(i) capital contributions;

(ii) the issue or sale of Equity Interests of the Issuer, but excluding cash proceeds received from an issuance or sale of such Equity Interests to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; or

(iii) the issue or sale of debt securities of the Issuer or any of its Restricted Subsidiaries (other than debt securities held by any of its Subsidiaries) that have been converted into or exchanged for such Equity Interests of the Issuer or any Parent;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) that were utilized or will be utilized to fund a Restricted Payment, (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock and (Z) Preferred Stock Refinancing Indebtedness; plus

(c) 100% of the aggregate amount of cash or Cash Equivalents received by the Issuer by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or other distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary to the extent of the amount of the Investment that constituted a Permitted Investment), in each case after the Issue Date; plus

(d) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in Good Faith by the Issuer at the time of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness of a Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness secured by the assets so transferred), not to include the amount of the Investment that constituted a Permitted Investment.

(b) The foregoing provisions of Section 4.03(a) will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration, such payment would have complied with the provisions of this Indenture;

(2) the purchase, redemption, repurchase, retirement or other acquisition of any Equity Interests (other than Disqualified Stock) or Subordinated Indebtedness of the Issuer or any Equity Interests of any Parent, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of, Equity Interests of the Issuer or any Parent to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(3) the purchase, redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness or Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale or issuance of, new Indebtedness of the Issuer or such Guarantor, as the case may be, which is incurred in compliance with Section 4.04(b)(13);

(4) (a) the repurchase by the Issuer, subject to the legal availability of funds therefor and the applicable provisions of the Delaware General Corporation Law, of all or any portion of the Series B Preferred Stock (including, without limitation, the Series B Preferred Stock of any holder thereof that exercises a right to require the Issuer to repurchase such Series B Preferred Stock on October 15, 2013 pursuant to Section 7 of the Certificate of Designations) at a purchase price no greater than 100% of the applicable liquidation preference thereof, plus all accumulated and unpaid dividends to the date of repurchase; provided that prior to any Restricted Payment pursuant to this clause (4)(a), the Issuer shall have commenced and settled an offer to purchase (a “Prior Notes Offer”) the maximum aggregate principal amount of the Notes that can be purchased and any accrued (or, in the case of Additional Interest, payable) and unpaid interest thereon paid with the proposed amount of such Restricted Payment (as determined in Good Faith by the Issuer) at an offer price (including accrued (or, in the case of Additional Interest, payable) and unpaid interest to the date fixed for the closing of such Prior Notes Offer) equal to the redemption price that would be applicable to an optional redemption in the same amount pursuant to Section 3.07(a) or (d), as applicable, or (b) the purchase, redemption, repurchase, defeasance or other acquisition or retirement for value of all or any portion of the Series B Preferred Stock made by exchange for, or out of the proceeds of, the substantially concurrent incurrence of Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness or Subordinated Indebtedness by the Issuer in accordance with Section 4.04(a) or Section 4.04(b)(14); provided that the aggregate amount of Junior Lien Collateral Indebtedness that may be applied pursuant to this clause (4)(b) shall not exceed $20.0 million;

(5) (a) so long as any Series B Preferred Stock is outstanding, (i) the payment in cash of one quarterly dividend in every four consecutive fiscal quarters to the holders of Series B Preferred Stock or (ii) the payment in cash of two quarterly dividends in every four consecutive fiscal quarters to the holders of Series B Preferred Stock if, immediately preceding the date of such payment, the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available is less than 4.5 to 1.0; provided that, in each case, no Voting Rights Triggering Event (as defined in the Certificate of Designations) is in effect immediately prior to and after giving effect to such dividend payment, and (b) the payment in cash of dividends on any Refunding Capital Stock or Preferred Stock Refinancing Indebtedness issued in exchange for, or to refinance, all or any portion of the Series B Preferred Stock; provided that the aggregate amount paid during any four consecutive fiscal quarters under this clause (5)(b), together with any amounts paid during such four consecutive fiscal quarters under clause (5)(a) and any other cash interest paid during such period on any Preferred Stock Refinancing Indebtedness, shall not exceed $2.5 million (or $5.0 million, if the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available is less than 4.5 to 1.0);

(6) the purchase, redemption, repurchase, defeasance or other acquisition or retirement for value of Disqualified Stock of the Issuer or a Restricted Subsidiary made by exchange for, or out of the proceeds of, the substantially concurrent sale or issuance of, new Disqualified Stock of the Issuer or such Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 4.04(b)(13);

(7) a Restricted Payment to pay for the repurchase or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer held by any future, present or former employee, officer, manager, member of the board of directors or consultant of the Issuer, any of its Subsidiaries or any Parent (or permitted transferees, assigns, estates or heirs of such employee, officer, manager, member of the board of directors or consultant), pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (7) do not exceed in any calendar year $500,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $1.0 million in any calendar year); provided that such amount in any fiscal year may be increased by an amount not to exceed:

(a) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any Parent, in each case to existing or former employees, officers, directors, management or consultants of the Issuer or any Restricted Subsidiary that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments; provided that the amount of net cash proceeds from such sales or contributions that is utilized for redemptions or repurchases pursuant to this clause (7) will be excluded from Section 4.03(a)(3)(b)(ii); plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of Restricted Payments previously made during such fiscal year pursuant to clause (a) or (b) of this clause (7);

(8) the repurchase, redemption or other acquisition, cancellation or retirement of Equity Interests (a) deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (b) made in lieu of withholding taxes resulting from the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests or other securities convertible into or exchangeable for Equity Interests or (c) deemed to occur upon the making of a non-cash Investment that is a Permitted Investment under clause (1) of the definition thereof in resolution of litigation, arbitration or other disputes;

(9) other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (9) (less the amount of capital returned from Investments theretofore made to the extent the proceeds of such return of capital consist of, or have been subsequently sold or transferred for, cash or Cash Equivalents or marketable securities and have not been added to Section 4.03(a)(3)(c)), not to exceed $2.5 million at the time made;

(10) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness or Preferred Stock pursuant to and in accordance with the provisions similar to those set forth in Sections 4.05 and 4.12; provided that all Notes validly tendered by Holders for payment and not withdrawn in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(11) cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise or exchange of warrants, options or other rights or securities convertible into or exchangeable for Equity Interests of the Issuer; provided that any such cash payment shall not be for the purpose of evading the limitation of this covenant; and

(12) the declaration and payment of cash dividends, distributions, Investments or other transfers by the Issuer or any Restricted Subsidiary to any Parent in amounts required for such Parent to pay, in each case without duplication:

(a) for so long as the Issuer is a member of a consolidated, combined or similar income tax group (a “Tax Group”) of which any such Parent is the common parent, foreign, U.S. federal, state and/or local consolidated, combined or similar income taxes imposed directly on such Parent to the extent such taxes are attributable to the income of the Issuer and its Restricted Subsidiaries; provided that, in each case, the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, U.S. federal, state and/or local income taxes for such fiscal year were the Issuer and its Restricted Subsidiaries to pay such taxes separately from any such Parent; and

(b) fees and expenses (including franchise or similar taxes) required to maintain the corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent, if applicable, and general corporate overhead expenses of any Parent, in each case to the extent such fees and expenses are attributable to the ownership and operation of the Issuer and its Restricted Subsidiaries;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under Section 4.03(b)(4), (5), (7), (9) and (10), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) Notwithstanding anything to the contrary in this Section 4.03, no Investment in, or acquisition of, any Television Properties not owned by the Issuer or its Restricted Subsidiaries on the

Issue Date shall be permitted pursuant to this Section 4.03, and no capital expenditures relating to Television Properties not owned by the Issuer or its Restricted Subsidiaries on the Issue Date shall be permitted under this Indenture, other than purchases of or Investments in Television Programming Assets, unless (i) such Investment, acquisition or capital expenditure is not otherwise prohibited by this covenant, if applicable, and the other terms of this Indenture and (ii) the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Investment, acquisition or capital expenditure would have been less than 4.75 to 1.0, determined on a pro forma basis after giving effect to such Investment, acquisition or capital expenditure and any related Indebtedness.

(d) The amount of all Restricted Payments (other than cash) will be the fair market value (as determined in Good Faith by the Issuer) on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

(e) For purposes of determining compliance with this covenant, if, at the time a Restricted Payment or Permitted Investment (or any portion thereof) is made such Restricted Payment or Permitted Investment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (12) above or Investments described in the clauses of the definition of “Permitted Investments,” the Issuer, in its sole discretion, will classify (and will be entitled to divide and classify) such Restricted Payment or Permitted Investment (or any portion thereof). Additionally, all or any portion of any Restricted Payment (other than a Restricted Payment pursuant to Section 4.03(b)(4)) or Permitted Investment may later be reclassified and redivided as having been incurred pursuant to any category of permitted Restricted Payments described in Section 4.03(b)(1) through (12) above or Investments described in any of the clauses of the definition of “Permitted Investments,” so long as such Restricted Payment or Permitted Investment is permitted to be incurred pursuant to such provision at the time of reclassification and redivision.

(f) Upon the commencement of any Prior Notes Offer pursuant to Section 4.03(b)(4), the Issuer shall deliver a notice in a manner consistent with, and containing information of the type specified in, Section 3.09(d). Any Prior Notes Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Prior Notes Offer Period”). No later than five Business Days after the termination of the Prior Notes Offer Period (the “Prior Notes Purchase Date”), the Issuer will purchase the principal amount of Notes required to be purchased pursuant to this covenant and pay any premium and any accrued (or, in the case of Additional Interest, payable) and unpaid interest thereon (the “Prior Notes Offer Amount”). If the Prior Notes Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date; provided that no Additional Interest shall be payable with respect to the interest period in which the Prior Notes Purchase Date occurs if the Prior Notes Purchase Date occurs before the Interest Payment Date at the end of such interest period. On or before the Prior Notes Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Prior Notes Offer Amount of Notes or portions thereof so validly tendered and not properly withdrawn pursuant to the Prior Notes Offer, in each case in minimum denominations of $2,000 and larger integral multiples of $1,000 in excess thereof. The Issuer will deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.03. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Prior Notes Offer Period) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Issuer, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; provided, further, that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of the Notes pursuant to a Prior Notes Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(g) Notwithstanding the provisions of this Indenture concerning severability, each provision of this covenant shall be deemed material and shall not be severable, and this Section 4.03 shall be enforced in its entirety.

Section 4.04 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not, and will not permit any Restricted Subsidiary to, issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer and any of the Guarantors may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and Preferred Stock, if (1) the Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been less than 5.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) and (2) in the case of any incurrence of Secured Indebtedness, the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been less than 4.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), in each case as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period;

(b) The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of (a) $10.0 million if, immediately after giving effect to such incurrence on a pro forma basis, the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available would have been greater than or equal to 4.5 to 1.0 or (b) $22.5 million if, immediately after giving effect to such incurrence on a pro forma basis (assuming that any Credit Facilities constituting revolving Indebtedness are fully drawn), the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available would have been less than 4.5 to 1.0; provided, that all Indebtedness incurred pursuant to this clause (1) shall constitute Pari Passu Lien Indebtedness, Junior Lien Indebtedness, Senior Unsecured Pari Passu Indebtedness or Subordinated Indebtedness;

(2) the incurrence by the Issuer or any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(3) Indebtedness, Disqualified Stock and Preferred Stock in existence on the Issue Date (other than Indebtedness described in Section 4.04(b)(1) and (2));

(4) (i) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock or Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, in each case to finance the purchase, lease, construction, repair, maintenance, installation or improvement of property (real or personal), plant or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (ii) Attributable Indebtedness in respect of a Sale and Lease-Back Transaction, in an aggregate principal amount for all such Indebtedness under this clause (4) not to exceed $10.0 million at any one time outstanding;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptance or surety bonds issued in the ordinary course of business in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation or similar claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary otherwise permitted under this Indenture, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

(a) the maximum aggregate liability in respect of all such Indebtedness in connection with a disposition shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured in Good Faith by the Issuer at the time received and without giving effect to subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition; and

(b) such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer owing to a Restricted Subsidiary; provided that any such Indebtedness owing to a Non-Guarantor Subsidiary is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(8) Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9) shares of Preferred Stock of the Issuer or a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk or exchange rate risk;

(11) obligations in respect of performance, bid, appeal and surety bonds, performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed $15.0 million;

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, replace or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.04(a) or 4.04(b)(2) or (3) (other than any Disqualified Stock outstanding on the Issue Date or any Preferred Stock Refinancing Indebtedness in respect thereof), this Section 4.04(b)(13) or Section 4.04(b)(15) or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund, replace or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs, accrued (or, in the case of Additional Interest, payable) interest and fees and expenses in connection therewith (any such Indebtedness, Disqualified Stock and/or Preferred Stock being referred to as “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, replaced or refinanced;

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded, (ii) Junior Lien Collateral Indebtedness, such new Indebtedness is Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness or Indebtedness subordinated to the Notes or a Guarantee, (iii) Senior Unsecured Pari Passu Indebtedness, such new Indebtedness is Senior Unsecured Pari Passu Indebtedness or Indebtedness subordinated to the Notes or a Guarantee or (iv) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(d) shall not be in a principal amount in excess of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) of, premium, if any, on, accrued (or, in the case of Additional Interest, payable) interest on and related fees and expenses (including tender premiums) of, the Indebtedness being refunded or refinanced; and

(e) shall not have a stated maturity date, in the case of Indebtedness, and shall not provide for any mandatory repayment, redemption or repurchase, in the case of Disqualified Stock or Preferred Stock, in each case prior to the earlier of (i) the stated maturity of the Indebtedness or the mandatory repayment, redemption or repurchase date of the Disqualified Stock or Preferred Stock, as the case may be, being so refunded or refinanced or (ii) 91 days after the stated maturity of the Notes; provided that Refinancing Indebtedness may permit the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Refinancing Indebtedness pursuant to and in accordance with provisions similar to those set forth in Sections 4.05 and 4.12;

(14) Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor incurred or issued in exchange for, or the net proceeds of which are used substantially concurrently to extend, refinance, tender for, renew, replace, defease or refund the Series B Preferred Stock, or any Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor incurred or issued to so refinance, tender for, replace or refund any such Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to this clause (14), including additional Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness or Subordinated Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (any such Junior Lien Collateral Indebtedness, Senior Unsecured Pari Passu Indebtedness, Subordinated Indebtedness, Disqualified Stock and/or Preferred Stock being referred to as “Preferred Stock Refinancing Indebtedness”); provided that:

(a) such Preferred Stock Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Preferred Stock Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Series B Preferred Stock (if that is being refunded or refinanced) or the Preferred Stock Refinancing Indebtedness being refunded or refinanced;

(b) the aggregate principal amount of such Preferred Stock Refinancing Indebtedness shall not exceed the sum of the aggregate liquidation preference of and accumulated unpaid dividends on the Series B Preferred Stock or the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) of, premium, if any, on, and accrued interest on the Preferred Stock Refinancing Indebtedness, as the case may be, being so refunded or refinanced, plus, in each case, the reasonable fees and expenses (including tender premiums) related to such refunding or refinancing;

(c) such Preferred Stock Refinancing Indebtedness shall not have a stated maturity date, and shall not provide for any amortization or mandatory repayment, redemption or repurchase, or any other repayment, redemption or repurchase or any acceleration at the option of the holder thereof, in each case prior to 91 days after the stated maturity of the Notes; provided that Preferred Stock Refinancing Indebtedness may permit the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Preferred Stock Refinancing Indebtedness pursuant to and in accordance with provisions similar to those set forth in Sections 4.05 and 4.12;

(d) the annual interest, dividends or distributions payable in cash on such Preferred Stock Refinancing Indebtedness, together with the annual interest, dividends and distributions payable in cash on any outstanding Series B Preferred Stock or other Preferred Stock Refinancing Indebtedness, shall not exceed the amount of cash dividends that would have been permitted to be paid pursuant to Section 4.03(b)(5) during any four consecutive fiscal quarters if no Preferred Stock Refinancing Indebtedness had been issued or were outstanding; and

(e) the aggregate amount of Junior Lien Collateral Indebtedness incurred pursuant to this clause (14), together with the aggregate amount of any Junior Lien Collateral Indebtedness incurred pursuant to Section 4.04(a) and applied in accordance with Section 4.03(b)(4)(b) shall not exceed $20.0 million;

(15) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture (other than Indebtedness incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or (ii) otherwise in connection with, or in contemplation of, such acquisition); provided that after giving effect to such acquisition, merger or consolidation, either (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.04(a)(1) or (b) the Leverage Ratio of the Issuer and its Restricted Subsidiaries is no greater than immediately prior to such acquisition, merger or consolidation;

(16) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(17) Indebtedness owed on a short-term basis of no longer than 30 days to banks or financial institutions incurred in the ordinary course of business that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Subsidiaries;

(18) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility in a principal amount up to the stated amount of such letter of credit;

(19) (a) any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of the Issuer or a Guarantor so long as the incurrence of such Indebtedness is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as applicable, any such guarantee of the Issuer or such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantor’s Guarantee with respect to the Notes, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantee of such Guarantor, as applicable; or

(b) any guarantee by a Non-Guarantor Subsidiary of Indebtedness of another Non-Guarantor Subsidiary, so long as the incurrence of such Indebtedness is permitted under the terms of this Indenture and such guarantee is incurred in accordance with Section 4.10;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements; and

(21) Indebtedness incurred by a Non-Guarantor Subsidiary in the ordinary course of business which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (21) and then outstanding, does not exceed $5.0 million in the aggregate.

(c) For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 4.04(b)(1) through (21) or is entitled to be incurred pursuant to Section 4.04(a), the Issuer, in its sole discretion, will classify (and will be entitled to divide an item of Indebtedness into more than one of the types of Indebtedness set forth in Section 4.04(a) and 4.04(b), subject to the last sentence of this Section 4.04(c)) such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof). Additionally, all or any portion of any item of Indebtedness, Disqualified Stock or Preferred Stock may later be reclassified and redivided as having been incurred pursuant to any category of permitted Indebtedness, Disqualified Stock or Preferred Stock set forth in Section 4.04(b)(2) through (21) so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification and redivision. For the avoidance of doubt, all Indebtedness (or the portion thereof) incurred under Section 4.04(b)(1) will be treated as incurred under Section 4.04(b)(1) and may not later be reclassified.

(d) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.04.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(f) Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.04 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness incurred pursuant to this Section 4.04, any other obligation of the obligor on such Indebtedness (or of any other Person that could have incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

(h) The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be. This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior indebtedness as subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Section 4.05 Asset Sales.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value at the time of such Asset Sale (as determined in Good Faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on such balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in Good Faith by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released from further liability therefor;

(B) any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 120 days following the closing of such Asset Sale; and

(C) any Designated Non-Cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed $20.0 million at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured in Good Faith by the Issuer at the time received without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose;

(3) the remaining consideration for such Asset Sale received by the Issuer or a Guarantor that is not in the form of cash or Cash Equivalents shall be, thereupon with its acquisition, pledged as Collateral to secure the Notes, to the extent such consideration constitutes assets or property of a type that would constitute Collateral under the Security Documents; and

(4) in the case of any Asset Sale of property or other assets constituting Collateral or of any Recovery Event in respect of property or other assets constituting Collateral, the Issuer or the applicable Guarantor shall deposit the Net Proceeds therefrom as collateral in a segregated account or accounts (each, a “Collateral Proceeds Account”) held by or under the control of (for purposes of the Uniform Commercial Code) the Collateral Agent or its agent to secure all secured obligations (it being agreed that in the case of an Asset Sale or Recovery Event that involves Collateral as well as assets or property that are not Collateral, the portion of the Net Proceeds therefrom allocable to Collateral that are required to be deposited in the Collateral Proceeds Account shall be determined in Good Faith by the Issuer); provided that no such deposit will be required except to the extent the aggregate Net Proceeds from all Asset Sales of property or other assets constituting Collateral or of a Recovery Event that are not held in a Collateral Proceeds Account and have not previously been applied in accordance with the provisions described in the next succeeding paragraph exceeds $1.0 million (or, if there are no outstanding Specified Obligations, $2.5 million).

(b) Within 90 days (or, if there are no outstanding Specified Obligations, 365 days) after the receipt of any Net Proceeds of any Asset Sale of property or other assets or of any Recovery Event or, in the event that clause (iii) of the proviso to clause (1) below applies, the completion of an offer pursuant to such clause (iii), the Issuer or such Restricted Subsidiary shall apply the Net Proceeds from such Asset Sale or Recovery Event:

(1) to make:

(a) an Investment in the Capital Stock of any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or one of its Restricted Subsidiaries as a result of such transaction;

(b) capital expenditures by the Issuer or one of its Restricted Subsidiaries, which may include performance of a repair or restoration of the affected Collateral in the event of a Recovery Event; or

(c) acquisitions of properties or other assets (other than working capital assets) by the Issuer or one of its Restricted Subsidiaries,

which, in the case of each of (a), (b) and (c) are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale (any such Capital Stock, property or other assets acquired, constructed, repaired or restored pursuant to clause (a), (b) or (c), “Additional Assets”); provided that:

(i) (x) if such Additional Assets (other than any Excluded Assets) are owned by the Issuer or any Guarantor, such Additional Assets are substantially concurrently added to the Collateral securing the Notes and the Guarantees in the manner and to the extent required in this Indenture or any of the Security Documents and (y) such Additional Assets shall not include the Capital Stock in, or assets of, any Non-Guarantor Subsidiary unless the relevant Asset Sale consisted of the sale of Capital Stock of a Non-Guarantor Subsidiary;

(ii) such Additional Assets shall not include any Television Properties unless (A) such Television Properties constitute improvements, repairs, restorations or similar capital expenditures relating to Television Properties owned by the Issuer or its Restricted Subsidiaries on the Issue Date or purchases of or Investments in Television Programming Assets or (B) the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of application of the Net Proceeds to such businesses, properties and/or assets would have been less than 4.75 to 1.0, determined on a pro forma basis after giving effect to such application and any related Indebtedness;

(iii) with respect to any Asset Sale entered into on or prior to April 15, 2014, prior to applying any Net Proceeds pursuant to clause (a), (b) or (c) of this clause (1), the Issuer shall, within 30 days after receipt of such Net Proceeds, make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the sum of the principal amount thereof and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the purchase date, plus the amount of any other interest that is accrued and unpaid, if any, on such Notes and, if required by the terms of any Pari Passu Lien Indebtedness, to the holders of such Pari Passu Lien Indebtedness, on a pro rata basis, with an amount equal to:

(A) 50% of the first $50.0 million of Net Proceeds that the Issuer has elected to apply pursuant to clause (a), (b) or (c) of this clause (1); plus

(B) 25% of the Net Proceeds in excess of $50.0 million that the Issuer has elected to apply pursuant to clause (a), (b) or (c) of this clause (1);

provided that (x) the Issuer shall not be required to make an offer pursuant to this clause (iii) until the Net Proceeds to be applied pursuant to clause (A) and (B) above exceeds $2.5 million (or, if there are no outstanding Specified Obligations, $10.0 million) and (y) to the extent the aggregate amount of Notes and such Pari Passu Lien Indebtedness tendered pursuant to an Asset Sale Offer is less than the amount offered pursuant to this clause (iii), the Issuer and its Restricted Subsidiaries may apply the remaining Net Proceeds, together with the portion of the Net Proceeds not required to be used to make an Asset Sale Offer, in accordance with clause (a), (b) or (c) of this clause (1); and

(iv) in the case of each of (a), (b) and (c), a binding commitment shall be treated as a permitted application of the Net Proceeds under this Section 4.05(b) from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Acceptable Commitment”) within 90 days of such cancellation or termination and with the good faith expectation that such Net Proceeds will be applied within 90 days of such Second Acceptable Commitment, it being understood that if (A) such Net Proceeds are not applied pursuant to an Acceptable Commitment and no Second Acceptable Commitment is entered into, (B) if a Second Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or (C) if such Net Proceeds are not actually applied within such 90-day period, then such Net Proceeds shall constitute Excess Proceeds; or

(2) to reduce or pay Obligations under the Notes and, if required by the terms of any Pari Passu Lien Indebtedness, under such Pari Passu Lien Indebtedness, whether, in the case of the Notes, as provided under Section 3.07, through open market purchases (to the extent such purchases are at or above 100% of the sum of the principal amount thereof and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the purchase date) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the sum of the principal amount thereof and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the purchase date, plus the amount of any other interest that is accrued but unpaid, if any, on the amount of Notes that would otherwise be prepaid; provided that any reduction or payment of Obligations under any Pari Passu Lien Indebtedness shall be on a pro rata basis with any reductions or payments of Obligations under the Notes without considering any premium paid to holders of the Notes pursuant to any redemption as provided under Section 3.07; or

(3) with respect to Net Proceeds received from an Asset Sale of, or any Recovery Event in respect of, property or other assets of a Non-Guarantor Subsidiary, to reduce or repay Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto).

(c) In addition, the Issuer may satisfy the foregoing obligations under the preceding paragraph with respect to the Net Proceeds (or such lesser amount that the Issuer determines) from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the application period.

(d) Any Net Proceeds from any Asset Sale or Recovery Event that are not invested or applied as provided and within the time period set forth in the first sentence of Section 4.05(b) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $2.5 million (or, if there are no outstanding Specified Obligations, $10.0 million), the Issuer shall make an offer to all Holders and, if required by the terms of any Pari Passu Lien Indebtedness, to the holders of such Pari Passu Lien Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Lien Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the sum of the principal amount thereof and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the purchase date, plus any other interest that is accrued and unpaid to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 10 days after the time period set forth in the first sentence of Section 4.05(b) by delivering the notice required pursuant to Section 3.09, with a copy to the Trustee or otherwise in accordance with the Applicable Procedures.

(e) To the extent that the aggregate amount of Notes and such Pari Passu Lien Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purposes not in violation of other covenants contained in this Indenture. For the avoidance of doubt, any such use of the remaining Excess Proceeds pursuant to the preceding sentence will be subject to Section 4.03(c). If the aggregate principal amount of Notes surrendered by the Holders and Pari Passu Lien Indebtedness surrendered by the lenders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuer or lenders (or agent of such lenders) for such Pari Passu Lien Indebtedness shall select such Pari Passu Lien Indebtedness to be purchased on a pro rata basis (and, in the case of the Notes, otherwise in accordance with the Applicable Procedures) based on the accreted value or principal amount of the Notes or such Pari Passu Lien Indebtedness tendered, in each case certified to the Trustee in an Officer’s Certificate. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(f) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.06 Liens.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or collaterally assign or convey as collateral any right to receive income therefrom.

Section 4.07 Limitation on Sale and Lease-Back Transactions.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction unless:

(1) the Issuer or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction pursuant to Section 4.04;

(2) the Issuer or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale and Lease-Back Transaction under Section 4.06; and

(3) the Sale and Lease-Back Transaction is treated as an Asset Sale, and all of the conditions of Section 4.05 (including the provisions concerning the application of Net Proceeds) are satisfied with respect to such Sale and Lease-Back Transaction.

Section 4.08 Transactions with Affiliates.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, assign, transfer, lease, convey or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $0.5 million for any individual Affiliate Transaction or $1.5 million for all such Affiliate Transactions in the aggregate unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary, as the case may be, when taken as a whole, than those that might reasonably have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary at the time of such transaction with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration (a) in excess of $5.0 million, a resolution adopted by an affirmative vote of the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above and (b) in excess of $15.0 million, a written opinion of an Independent Financial Advisor to the effect that such Affiliate Transaction is fair to the Issuer or the Restricted Subsidiary, as applicable, from a financial point of view or complies with clause (1) above.

(b) The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer and/or any of its Restricted Subsidiaries (including any Guarantees issued by the Issuer or any of its Restricted Subsidiaries for the benefit of the Issuer or a Restricted Subsidiary, as the case may be, in accordance with Section 4.04);

(2) Restricted Payments permitted by Section 4.03 and Permitted Investments (other than pursuant to clause (3) or (12) thereof);

(3) the payment of reasonable and customary fees and compensation paid to, indemnities and reimbursements provided for the benefit of, and loans (or cancellation of loans) in connection with equity compensation arrangements with, former, current or future officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries or any Parent, as determined in Good Faith by the Issuer and in accordance with applicable law; provided that any such payment, reimbursement, loan or cancellation of loan, or series thereof, in an aggregate amount in excess of $1.0 million shall be approved in advance by a resolution adopted by an affirmative vote of the majority of the board of directors of the Issuer;

(4) any agreement or arrangement as in effect as of the Issue Date, or any amendment, modification, supplement thereto or extension or renewal thereof (so long as any such amendment, modification, supplement, extension or renewal is not materially more disadvantageous to the Holders (as determined in Good Faith by the Issuer) when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Issue Date);

(5) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise not in violation of the terms of this Indenture which are not materially less favorable to the Issuer and its Restricted Subsidiaries as might reasonably have been obtained in a comparable transaction at such time from an unaffiliated third party, in each case as determined in Good Faith by the Issuer;

(6) to the extent not otherwise prohibited under this Indenture, the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith or any contribution to the capital of the Issuer or any Restricted Subsidiary;

(7) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person; and

(8) transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or to the effect that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Issuer or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

Section 4.09 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock) or (b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, assign, transfer, lease, convey or otherwise dispose of any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions contained in any agreement or instrument in effect on the Issue Date;

(b) this Indenture, the Notes, the Guarantees, the Security Documents and any Intercreditor Agreement;

(c) purchase money obligations, mortgage financings, Capitalized Lease Obligations and similar obligations permitted under this Indenture that impose restrictions of the nature discussed in clause (3) above on the property acquired, financed, designed, leased, constructed, repaired, maintained, installed or improved in connection therewith or thereby (including any proceeds thereof, accessions thereto and any upgrades or improvements thereto);

(d) applicable law or any applicable rule, regulation, order, authorization, permit or license;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (or at the time it merges with or into the Issuer or any Restricted Subsidiary or is assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person and its Subsidiaries, or the property or assets of such Person and its Subsidiaries, so acquired (including their respective after-acquired assets);

(f) contracts for the sale or disposition of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant Sections 4.04 and 4.06 that limit the right of the debtor to dispose of the assets securing such Indebtedness or subject to such Liens;

(h) restrictions on Cash Equivalents or other deposits or net worth imposed by customers, suppliers and landlords under contracts entered into in the ordinary course of business or as required by insurance surety, utility or bonding companies;

(i) customary provisions in joint venture agreements or arrangements, limited liability company agreements and other similar agreements relating solely to such joint venture; provided that with respect to any joint venture agreement relating to a Restricted Subsidiary, such provisions are not materially more disadvantageous to the Holders than is customary in comparable agreements or arrangements as determined in Good Faith by the Issuer;

(j) customary (as determined in Good Faith by the Issuer) provisions contained in leases, subleases, licenses, sublicenses or other agreements, in each case, entered into in the ordinary course of business;

(k) any agreement or instrument relating to any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary permitted to be incurred subsequent to the Issue Date pursuant to Section 4.04 if such encumbrances and restrictions, when taken as a whole, are not materially more burdensome on the Issuer or such Restricted Subsidiary, as the case may be, than those applicable in this Indenture as in effect on the Issue Date, as determined in Good Faith by the Issuer;

(l) any agreement or instrument relating to any Indebtedness, Disqualified Stock or Preferred Stock of any Non-Guarantor Subsidiary incurred pursuant to Section 4.04(b)(21);

(m) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business; and

(n) any such encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above (including any Refinancing Indebtedness); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, as determined in Good Faith by the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.10 Future Guarantors.

(a) After the Issue Date, the Issuer will cause each Wholly-Owned Domestic Subsidiary that is a Restricted Subsidiary (and any Domestic Restricted Subsidiary that is a non-Wholly-Owned Subsidiary if such Domestic Restricted Subsidiary guarantees, or is a co-issuer or other co-obligor under, other capital markets debt securities or any Credit Facility of the Issuer or any Guarantor), other than a Guarantor, created or acquired by the Issuer or one or more of its Restricted Subsidiaries, within 30 days following the effective date of such creation or acquisition, to:

(1) execute and deliver (a) an assumption agreement to the Guarantee Agreement providing for a Guarantee by such Restricted Subsidiary (and, in the case of a guarantee of Indebtedness of the Issuer or any Restricted Subsidiary that by its express terms is subordinated in right of payment to the Notes or, in the case of a Guarantor, such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Subsidiary Guarantor’s Guarantee) and (b) Security Documents in form and substance necessary to evidence the first-priority Lien on and security interest in (subject to Permitted Liens) the Collateral of such Restricted Subsidiary and take such other actions as shall be necessary to perfect such Lien and security interest (to the extent required under this Indenture and the Security Documents); and

(2) deliver to the Trustee an Opinion of Counsel to the effect that:

(A) such Guarantee and Security Documents have been duly executed and authorized; and

(B) such Guarantee and Security Documents constitute a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

(b) The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor.

Section 4.11 Reports and Other Information.

(a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will provide to the Holders the following reports:

(1) within 120 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K under the Exchange Act, or any successor or comparable form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(2) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q under the Exchange Act, or any successor or comparable form; and

(3) within the applicable number of days specified in the SEC’s rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K under the Exchange Act, or any successor or comparable form, in each case, in a manner that complies in all material respects with the requirements specified in such form.

(b) In addition, the Issuer will provide to the Holders, by no later than April 30, 2013, a statement of its Station Operating Income for the Television Segment for the two fiscal quarter period ended December 31, 2012 and a reconciliation of Station Operating Income for the Television Segment to the most directly comparable financial measure calculated in accordance with GAAP; provided that this Section 4.11(b) shall not apply with respect to any fiscal period in which the last proviso to Section 1(b) of the Notes shall apply.

(c) Further, the Issuer will provide to the Holders, within 120 days after the end of the last fiscal quarter of each fiscal year, commencing with the fiscal year ended December 31, 2013, and within 60 days after the end of the second fiscal quarter of each fiscal year, commencing with the fiscal quarter ended June 30, 2013, a statement of its Station Operating Income for the Television Segment for the consecutive four fiscal quarter period ending with such fiscal quarter, together with Station Operating Income for the Television Segment for the comparable prior year periods and a reconciliation of Station Operating Income for the Television Segment to the most directly comparable financial measure calculated in accordance with GAAP; provided that this Section 4.11(c) shall not apply with respect to any fiscal period in which the last proviso to Section 1(b) of the Notes shall apply.

(d) Also, the Issuer will provide to the Holders, within 120 days after the end of the last fiscal quarter of each fiscal year, commencing with the fiscal year ended December 31, 2012, and within 60 days after the end of the second fiscal quarter of each fiscal year, commencing with the fiscal quarter ended June 30, 2013, a statement of its Secured Leverage Ratio as of the end of such fiscal year or such fiscal quarter, as applicable; provided that this Section 4.11(d) shall not apply with respect to any fiscal period in which the last proviso to Section 1(b) of the Notes shall apply.

(e) The Issuer will not be required to include the information pursuant to Section 4.11(b), (c) and (d) in any annual report on Form 10-K or quarterly report on Form 10-Q under the Exchange Act but may include such information in an earnings release, press release or other format permitted under Section 4.11(f).

(f) The requirements set forth in Section 4.11(a) through (e) may be satisfied by (a) filing or furnishing such information with or to the SEC or (b) posting copies of such information on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to Holders, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act, non-U.S. persons (as defined in Regulation S under the Securities Act) and institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer. The Trustee shall have no responsibility for determining whether or not such information has been posted, and if any information has been posted to a website not maintained by the SEC, then the Issuer shall provide prompt notice of such posting to the Trustee.

(g) In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Issuer will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(h) Promptly after the Issuer’s earnings for the prior fiscal period have been made available, beginning when earnings for the quarter ended December 31, 2011 have been made available pursuant to this covenant, the Issuer shall hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than three Business Days prior to the date of each such conference call, the Issuer shall issue a press release to an appropriate U.S. wire service announcing the time and the date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts how to access such conference call. The Trustee shall have no responsibility for determining whether or not such conference calls have been held.

(i) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the annual and quarterly financial information required under this section shall include a reasonably detailed presentation, as determined in Good Faith by the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(j) In the event that any Parent of the Issuer becomes a full and unconditional guarantor of the Notes, the Issuer may satisfy its obligations under this covenant to provide consolidated financial information of the Issuer by furnishing consolidated financial information relating to such Parent; provided that (a) such financial statements are accompanied by consolidating financial information for such Parent, the Issuer, the Guarantors and the Non-Guarantor Subsidiaries in the manner prescribed by the SEC and (b) such Parent is not engaged in any business in any material respect other than incidental or related to its ownership, directly or indirectly, of the Capital Stock of the Issuer.

(k) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.12 Change of Control.

(a) If a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the sum of the aggregate principal amount thereof and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the Change of Control Payment Date (as defined below), plus any other interest that is accrued and unpaid to the date of purchase, subject to the right of Holders of record of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date (it being understood that no Additional Interest shall be payable with respect to the interest period in which the Change of Control Payment Date occurs if the Change of Control Payment Date occurs before the Interest Payment Date at the end of such interest period). Within 30 days following any Change of Control, the Issuer shall mail a notice (or, in the case of Global Notes, otherwise communicate in accordance with the Applicable Procedures) to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

(1) that a Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Issuer at a purchase price in cash equal to 101% of the sum of the aggregate principal amount thereof and any Additional Interest that is payable but unpaid for interest periods ending on any Interest Payment Date on or prior to the Change of Control Payment Date, plus any other interest that is accrued and unpaid to the date of purchase (subject to the right of Holders of record of the Notes on the relevant Record Date to receive interest due on a the relevant Interest Payment Date (it being understood that no Additional Interest shall be payable with respect to the interest period in which the Change of Control Payment Date occurs if the Change of Control Payment Date occurs before the Interest Payment Date at the end of such interest period));

(2) the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”);

(3) that, with respect to any Note not properly tendered or accepted for payment, interest shall continue to accrue (or, in the case of Additional Interest, be payable);

(4) that, unless the Issuer defaults in making such payment, interest on any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue (or, in the case of Additional Interest, be payable) on and after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to an Change of Control Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to

Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(8) that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased, although no Note having a principal amount of $2,000 shall be purchased in part; and

(9) the other instructions, as determined by the Issuer, consistent with this Section 4.12, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b) If such notice is delivered prior to the occurrence of a Change of Control, such notice will state that the Change of Control Offer is conditional on the occurrence of such Change of Control.

(c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law;

(1) accept for payment all Notes issued by it or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so tendered and not withdrawn together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(e) The Paying Agent will promptly deliver to each Holder the Change of Control Payment for any such Notes properly tendered, and the Trustee will cause to be transferred by book entry

(or promptly authenticate and deliver in the case of certificated Notes) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the principal amount of the Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.13 Limitations on Broadcast License Subsidiaries

The Issuer will, and will cause each of its Subsidiaries to:

(1) cause all FCC Licenses (except, at the option of the Issuer, FCC Licenses that are owned solely by one or more of the Foreign Subsidiaries and relate solely to the business conducted by any of the Foreign Subsidiaries) to be owned and held at all times by one or more Broadcast License Subsidiaries;

(2) ensure that each Broadcast License Subsidiary engages only in the business of holding FCC Licenses and rights related thereto;

(3) ensure that the property of each Broadcast License Subsidiary is not commingled with the property of the Issuer and any Subsidiary other than Broadcast License Subsidiaries; and

(4) ensure that no Broadcast License Subsidiary has any Indebtedness or other liabilities except under the Guarantee and the Security Documents and Indebtedness and other liabilities not prohibited to be incurred under this Indenture.

Section 4.14 Limitation on Lines of Business.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Similar Business.

Section 4.15 Payments for Consent

The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend, as applicable, in the period set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.16 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes, this Indenture and the Guarantees may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.17 Compliance Certificate.

(a) The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture and the Guarantee Agreement, respectively, and further stating, as to such Officer signing such certificate, that to his or her knowledge, the Issuer and each Guarantor is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer and each Guarantor are taking or propose to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Issuer will promptly (which shall be no more than five Business Days following the date on which the Issuer or any Restricted Subsidiary becomes aware of any Default) send to the Trustee an Officer’s Certificate specifying such Default, its status and the actions the Issuer is taking or proposes to take with respect thereto.

Section 4.18 Corporate Existence.

(a) Subject to Section 4.05, Section 4.12 and Article 5, the Issuer shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (2) the material rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries if it is determined in Good Faith by the Issuer that the lack of preservation thereof is in the best interests of the Issuer and its Restricted Subsidiaries, taken as a whole, and is not materially disadvantageous to the Holders; provided, further, that any Restricted Subsidiary may liquidate or dissolve if it is determined in Good Faith by the Issuer that such liquidation or dissolution is in the best interests of the Issuer and its Restricted Subsidiaries, taken as a whole, and is not materially disadvantageous to the Holders.

Section 4.19 Taxes.

The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment would not have a material adverse effect (1) upon the financial condition, business or results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole, and (2) on the ability of the Issuer and its Restricted Subsidiaries to perform their respective obligations under the Notes or this Indenture.

Section 4.20 Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of all or Substantially all Assets.

(a) The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation or trust, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture, the Notes and the Security Documents pursuant to supplemental indentures or other necessary documents or instruments and causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.04(a)(1) or (b) the Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than or equal to the Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(c)(1)(a) shall apply, shall have by supplement or other document in respect of the Guarantee Agreement confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture, the Notes and the Security Documents; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

(b) The Successor Company will succeed to, and be substituted for, the Issuer under this Indenture, the Notes and the Security Documents. Notwithstanding the foregoing Section 5.01(a)(3) and (4):

(1) any Non-Guarantor Subsidiary may consolidate with or merge into or transfer all or part of its properties or assets to the Issuer or another Restricted Subsidiary;

(2) the Issuer or any Guarantor may consolidate with, merge into or transfer all or part of its properties or assets to the Issuer or a Guarantor, as applicable; and

(3) the Issuer may consolidate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in any state of the United States or the District of Columbia.

(c) In addition, the Issuer will not permit any Guarantor to consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)       (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Guarantee Agreement, such Guarantor’s related Guarantee and the Security Documents pursuant to assumption agreements or other necessary documents or instruments and causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(2) the transaction constitutes an Asset Sale made not in violation of Section 4.05.

(d) The Successor Person pursuant to Section 5.01(c) will succeed to, and be substituted for, such Guarantor under the Guarantee Agreement, such Guarantor’s Guarantee and the Security Documents. Notwithstanding the foregoing, any Guarantor may (i) consolidate or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to another Guarantor or the Issuer or (ii) consolidate or merge with or into an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof or the District of Columbia.

(e) For purposes of this Section 5.01, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Section 5.02 Successor Entity Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01 (other than any of the same made in accordance with Section 5.01(c)(2)), the successor Person formed by such consolidation or into or with which the Issuer or a Guarantor, as applicable, is merged or wound up or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or such Guarantor, as applicable, shall refer instead to the successor entity and not to the Issuer or such Guarantor, as applicable), and may exercise every right and power of the Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as applicable, herein; provided that in the case of a lease of all or substantially all its assets, the predecessor Issuer or Guarantor shall not be relieved from the obligation to pay the principal, premium, if any, and interest on the Notes or its obligations under its Guarantee, as the case may be.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default and Remedies.

(a) Each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on the Notes;

(3) failure by the Issuer or any Guarantor to comply with its obligations under Section 5.01;

(4) failure by the Issuer or the Guarantors for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes to comply with any of their obligations under Section 4.05 or 4.12 (other than a failure to purchase Notes, which constitutes an Event of Default under clause (1) or (2) above);

(5) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes to comply with any of its other obligations, covenants or agreements contained in this Indenture, the Guarantee Agreement, the Security Documents or the Notes;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) (i) such default either results from the failure to pay any principal of such Indebtedness (after giving effect to any applicable grace periods) or (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay such principal amount (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in excess of $15.0 million in the aggregate;

(7) failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under Section 4.11) would constitute a Significant Subsidiary), to pay final judgments by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of any amounts covered under an insurance policy issued by a reputable and creditworthy insurance company that has not denied liability in writing), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

(8) (i) the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under Section 4.11) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(A) commences proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due;

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under Section 4.11) would constitute a Significant Subsidiary) in a proceeding in which the Issuer, any such Significant Subsidiary or any such group of Restricted Subsidiaries that together would constitute a Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under Section 4.11) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer, any such Significant Subsidiary or any such group of Restricted Subsidiaries that together would constitute a Significant Subsidiary; or

(C) orders the liquidation, dissolution or winding up of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under Section 4.11) would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(9) the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under Section 4.11) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that, taken together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under Section 4.11) would constitute a Significant Subsidiary), as the case may be, denies that such Subsidiary has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of this Indenture and the Guarantee Agreement or the release of any such Guarantee in accordance with the Guarantee Agreement; or

(10) with respect to any Collateral having a fair market value in excess of $15.0 million, individually or in the aggregate, (A) as a result of any default or breach by the Issuer or any Guarantor in the performance of its obligations under the Security Documents, this Indenture or the Guarantee Agreement, as the case may be, the failure of the security interest with respect to such Collateral under the Security Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture, which failure continues for 60 days after notice of such failure shall have been given to the Issuer by the Trustee or the Collateral Agent or (B) the assertion by the Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (other than in accordance with the terms of this Indenture or the terms of the Security Documents).

Section 6.02 Acceleration.

(a) If any Event of Default (other than of a type specified in Section 6.01(a)(8)) occurs and is continuing under this Indenture, the Guarantee Agreement, the Notes or the Security Documents, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may by written notice to the Issuer declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such notice, such principal and interest will be due and payable immediately.

(b) Notwithstanding the foregoing, in the case of an Event of Default with respect to the Issuer arising under Section 6.01(a)(8), all outstanding Notes will become due and payable without further action or notice.

(c) In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(6) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all amounts owed to the Trustee in connection with such Event of Default have been paid and (3) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(d) The Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders, subject to Sections 6.05 and 6.06.

(e) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under this Indenture (except a continuing Default in the payment of interest or premium, if any, on the principal of any Note held by a non-consenting Holder, other than the non-payment of interest or premium, if any, on the principal of such Note that became due solely because of the acceleration of such Note) and rescind any acceleration and its consequences with respect to the Notes; provided that such rescission would not conflict with any judgment of a court of competent jurisdiction and all amounts owed by the Issuer to the Trustee with respect to such Default (to the extent invoiced to the Issuer at least two Business Days prior to the effective date of such waiver or rescission) have been paid.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee and/or the Collateral Agent may, subject to the terms of this Indenture and the Security Documents, pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee and/or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:

(1) a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer, a Change of Control Offer or a Prior Notes Offer);

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected; and

(3) a Default with respect to a provision that under Section 9.02(e) cannot be amended or waived without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding,

provided that, subject to Section 6.02(c), the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to the terms of any Pari Passu Lien Intercreditor Agreement, the Holders of a majority in principal amount of the total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee or the Collateral Agent may refuse to follow any direction of the Holders that conflicts with law, this Indenture, the Notes, any Guarantee, the Security Documents or the Intercreditor Agreements or that the Trustee or the Collateral Agent, as the case may be, determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Sale Offer, a Change of Control Offer or a Prior Notes Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

(a) With respect to the Collateral, if the Trustee collects any money or property pursuant to this Article 6, or pursuant to the foreclosure or other remedial provisions contained in the Security Documents or the Intercreditor Agreements, it shall pay out the money in the following order:

(1) to the Trustee and its agents and attorneys for amounts due under Section 7.07 and to the Collateral Agent for fees and expenses incurred under the Security Documents or the Intercreditor Agreements;

(2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

(b) If the Trustee collects any money or property pursuant to this Article 6, other than with respect to the Collateral, it shall pay out the money in the following order:

(1) to the Trustee and its agents and attorneys for amounts due under Section 7.07;

(2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

(c) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.01.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE AND COLLATERAL AGENT

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreements. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreements (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee and Collateral Agent.

(a) Each of the Trustee and the Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee and the Collateral Agent need not investigate any fact or matter stated in the document, but either the Trustee or the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if either the Trustee or the Collateral Agent shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before either the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee and the Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee and the Collateral Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that, in the case of the Trustee, the Trustee’s actions do not constitute willful misconduct or negligence.

(e) Unless otherwise specifically provided in this Indenture or the Guarantee Agreement, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.

(f) The Trustee and the Collateral Agent shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Collateral Agent, respectively, has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(g) In no event shall the Trustee or the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, however, that the Trustee’s actions do not constitute willful misconduct or negligence.

(h) The Trustee and the Collateral Agent will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreements at the request or direction of any of the Holders unless such Holders have offered to each of the Trustee and the Collateral Agent indemnity or security satisfactory to it against any loss, liability or expense.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee and the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Collateral Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee and the Collateral Agent may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee and the Collateral Agent shall not be responsible for and make no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Collateral Agent, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each April 15, beginning with April 15, 2013, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with each national securities exchange on which the Notes are listed and (if this Indenture has been qualified under the Trust Indenture Act) the SEC in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07 Compensation and Indemnity.

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(a) The Issuer shall pay to the Trustee and the Collateral Agent, as applicable, from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Notes, the Guarantees, the Security Documents and the Intercreditor Agreements as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, advances and expenses of the Trustee’s and Collateral Agent’s agents and counsel. The Trustee and the Collateral Agent shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business; provided that failure to provide such notice shall not limit the ability of the Trustee and/or the Collateral Agent to receive reimbursement hereunder.

(b) The Issuer shall indemnify the Trustee, the Collateral Agent and each of their directors, officers, employees and agents for, and hold the Trustee, the Collateral Agent and each of their directors, officers, employees and agents and any of their predecessors harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07)) or defending itself against or investigating any claim whether asserted by any Holder or the Issuer, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). Each of the Trustee and the Collateral Agent shall notify the Issuer promptly upon obtaining actual knowledge of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and each of the Trustee and the Collateral Agent may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith, or incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct, gross negligence or bad faith.

(c) The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Agent.

(d) To secure the payment obligations of the Issuer in this Section 7.07, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee or the Collateral Agent.

(e) When each of the Trustee and the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee or the Collateral Agent.

(a) A resignation or removal of the Trustee or the Collateral Agent and appointment of a successor Trustee or Collateral Agent shall become effective only upon the successor Trustee’s or Collateral Agent’s, as applicable, acceptance of appointment as provided in this Section 7.08. The Trustee or the Collateral Agent may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Collateral Agent by so notifying the Trustee or the Collateral Agent, as applicable, and the Issuer in writing. The Issuer may remove the Trustee or the Collateral Agent if:

(1) in the case of the Trustee, if the Trustee fails to comply with Section 7.10;

(2) the Trustee or the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or the Collateral Agent, as the case may be, or its property; or

(4) the Trustee or the Collateral Agent, as the case may be, becomes incapable of acting.

(b) If the Trustee or the Collateral Agent resigns or is removed or if a vacancy exists in the office of the Trustee or the Collateral Agent for any reason, the Issuer shall promptly appoint a successor Trustee or Collateral Agent. Within one year after the successor Trustee or Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee or Collateral Agent to replace it with another successor Trustee or Collateral Agent appointed by the Issuer.

(c) If a successor Trustee or Collateral Agent does not take office within 60 days after the retiring Trustee or Collateral Agent, as applicable, resigns or is removed, the retiring Trustee or Collateral Agent (in each case, at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Collateral Agent, as the case may be.

(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee or Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Collateral Agent, as applicable, and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or Collateral Agent shall become effective, and the successor Trustee or Collateral Agent, as applicable, shall have all the rights, powers and duties of the Trustee or the Collateral Agent, as the case may be, under this Indenture. The successor Trustee or Collateral Agent shall mail a notice of its succession to Holders. The retiring Trustee or Collateral Agent shall promptly transfer all property held by it as Trustee or Collateral Agent, as applicable, to the successor Trustee or Collateral Agent; provided that all sums owing to the Trustee or the Collateral Agent hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee or the Collateral Agent pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or Collateral Agent, as the case may be.

(f) As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09 Successor Trustee or Collateral Agent by Merger, etc.

If the Trustee or the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee or Collateral Agent, as the case may be, subject, in the case of the Trustee, to Section 7.10.

Section 7.10 Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Covenant Defeasance.

(a) Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees, respectively, on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes, this Indenture and the Security Documents and those of the Guarantors under the Guarantees and the Security Documents (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) this Section 8.02.

(b) Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Section 3.09, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.17, 4.18 and 4.19 and Section 5.01(a)(4) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied

(“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3) (only with respect to Section 5.01(a)(4)), 6.01(a)(4), 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under Section 4.11) would constitute a Significant Subsidiary)), 6.01(a)(9) and 6.01(a)(10), in each case shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Issuer shall have irrevocably deposited with the Trustee or as specified by the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting directly or indirectly from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture or other Indebtedness being defeased contemporaneously) to which the Issuer or any Guarantor is a party or by which, the Issuer or any Guarantor is bound (other than that resulting directly or indirectly from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others;

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(9) the Issuer shall have paid and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against cash or Government Securities deposited pursuant to paragraph (1) above or the interest and principal received in respect of such cash or Government Securities other than any such tax, fee or other charge which by law is payable by or on behalf of the Holders, it being understood that the Trustee shall bear no responsibility for any such tax, fee or other charge that by law is payable by or on behalf of the Holders.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes and the Guarantors’ obligations under the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, the Guarantor (with respect to the Guarantee or any Security Document to which it is a party) and the Trustee (and the Collateral Agent, in case of this Indenture, the Security Documents and the Intercreditor Agreements) may amend this Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreements to:

(a) to cure any ambiguity, omission, mistake, defect or inconsistency;

(b) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(c) to comply with Section 5.01;

(d) to make any change that would surrender any right or power conferred upon the Issuer or provide any other additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e) to evidence and provide for the acceptance and appointment under this Indenture or the Security Documents of a successor Trustee or Collateral Agent hereunder or thereunder pursuant to the requirements hereof or thereof;

(f) to add a Guarantor under the Guarantee Agreement, add Collateral for the benefit of the Notes or the Guarantees or enter into additional or supplemental Security Documents;

(g) to conform the text of this Indenture, the Notes, the Guarantees or the Security Documents to any provision of the section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” purports to be a verbatim recitation of a provision of this Indenture, the Notes, the Guarantees or the Security Documents;

(h) to provide for the issuance of Additional Notes under this Indenture;

(i) to release Collateral in accordance with the terms of this Indenture or the Security Documents; or

(j) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. The Issuer will, or will direct the Trustee to (at the Issuer’s expense), provide to Holders notice of any supplement or amendment to this Indenture promptly following its execution. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 9.02 With Consent of Holders.

(a) Except as provided above in Section 9.01 and this Section 9.02, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, any Guarantee, the Security Documents and the Intercreditor Agreements, as applicable, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreements may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.03, the Trustee and the Collateral Agent shall join with the Issuer in the execution of such amended or supplemental indenture and shall join with any Guarantor in the execution of such amended Guarantee, as the case may be, unless such amended or supplemental indenture or Guarantee directly affects the Trustee’s or Collateral Agent’s own respective rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Agent, as applicable, may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will give to the Holders a notice briefly describing such amendment, supplement or waiver. However, any failure of the Issuer to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(d) Without the consent of each affected Holder, an amendment, supplement or waiver of this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreements under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed stated maturity of any such Note or reduce the premium payable upon the redemption or repurchase of any Note or change the periods during which or events under which any Note may be redeemed or repurchased at a particular price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control” and “Asset Sale”);

(3) reduce the rate of or extend the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payments or with respect to such Holders notes;

(8) subordinate the Notes or any Guarantee in right of payment to any other Indebtedness;

(9) except as expressly permitted by this Indenture and the Guarantee Agreement, modify or release the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required in Section 4.11) would constitute a Significant Subsidiary) in any manner adverse to the Holders;

(10) except as permitted by this Indenture and the Security Documents, release any Lien on all or substantially all of the Collateral; or

(11) make any change in the amendment and waiver provisions set forth in this paragraph;

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. The Issuer, with the assistance of the Trustee, will provide to Holders notice of any supplement or amendment to this Indenture promptly following its execution. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

(e) In addition, without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment, supplement or waiver may modify any Security Document or the provisions in this Indenture dealing with Security Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Indenture and the Security Documents.

(f) A consent to any amendment, supplement or waiver of this Indenture or the Notes by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.04 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.03, (i) an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other document is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof and (ii) if such amended or supplemental indenture is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee of the consent of Holders required to consent thereto.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

(a) This Indenture, the Guarantees and all Security Documents (and all Liens on Collateral granted to secure the Notes and the Guarantees) will terminate and be discharged (with the exception of surviving rights, including as to fees and immunities of the Trustee, as provided in this Indenture) and will cease to be of further effect as to all Notes when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the registrar for cancellation; or

(2) (A) all Notes not theretofore delivered to the registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements in compliance with this Indenture for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or as specified by the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities or a combination thereof in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the registrar for cancellation for principal, premium, if any, and accrued (or, in the case of Additional Interest, payable) and unpaid interest to the date of maturity or redemption;

(B) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture, the Notes, the Guarantees or the Security Documents shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or other Indebtedness being defeased contemporaneously) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

(b) In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee, stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 10.02 Application of Trust Money.

(a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes and the Guarantors’ obligations under the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 11

COLLATERAL AND SECURITY

Section 11.01 The Collateral.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees thereof when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.07 and Section 8.05(b), and the Notes, the Guarantees thereof and the Security Documents shall be secured by first-priority Liens and security interests, on the Collateral (excluding Excluded Assets and subject to Permitted Liens), as and to the extent provided in the Security Documents that the Issuer and the Guarantors, as the case may be, have entered into on or after the Issue Date, and shall be secured by all Security Documents hereafter delivered as required or permitted by this Indenture, the Security Documents and any Intercreditor Agreement. All Security Documents shall be subject to the terms of any Intercreditor Agreement.

(b) The Issuer hereby agrees, on behalf of itself and the Guarantors, that the Collateral Agent shall hold the Collateral for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Security Documents and any Intercreditor Agreement.

(c) Each Holder, by its acceptance of any Notes and the Guarantees, irrevocably consents and agrees to the terms of the Security Documents and any Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure), as the same may be in effect or as may be amended from time to time in accordance with their terms, and authorizes and directs the Collateral Agent to enter into and perform its obligations and exercise its rights under the Security Documents and any Intercreditor Agreement in accordance therewith. The Holders agree that the Collateral Agent is authorized to execute and deliver the Security Documents and the Intercreditor Agreements.

(d) The Trustee and each Holder, by accepting the Notes and the Guarantees, acknowledges that, as more fully set forth in the Security Documents and any Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Security Documents and any Intercreditor Agreement and actions that may be taken thereunder.

Section 11.02 Further Assurances.

(a) The Issuer will, and will cause the Guarantors to, at their sole expense, do all acts which may be necessary to confirm that the Collateral Agent holds, for the benefit of the Holders of the Notes and the Collateral Agent, duly created, enforceable and perfected first-priority Liens (subject to Permitted Liens) in the Collateral.

(b) As necessary, or upon the request of the Collateral Agent, the Issuer will, and will cause the Guarantors to, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions as may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Security Documents, to the extent permitted by applicable law.

Section 11.03 Agreements on the Application of Collateral Sale Proceeds.

The Issuer will not, and will not permit the Guarantors to, enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness (other than Pari Passu Lien Indebtedness or Junior Lien Indebtedness) of any Person, in any manner prohibited by this Indenture, the Notes and the Security Documents.

Section 11.04 After-Acquired Property.

From and after the Issue Date, if the Issuer or any Guarantor acquires any property which is of a type constituting Collateral under the Security Agreement or any other Security Document and as to which the Collateral Agent does not have a perfected Lien, the Issuer shall, and shall cause the Guarantors to, as soon as practicable after the acquisition thereof, execute and deliver such security instruments, financing statements, Mortgages and such certificates and opinions of counsel as are required under this Indenture and the Security Agreement to vest in the Collateral Agent a perfected security interest (subject only to Permitted Liens) in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Section 11.05 Real Estate Mortgages and Filings.

With respect to any fee interest in real property that is required to be mortgaged to the Collateral Agent (individually and collectively, the “Premises”) owned by the Issuer or a Guarantor on the Issue Date or acquired by the Issuer or a Guarantor after the Issue Date that forms part of the Collateral:

(1) the Issuer shall, and shall cause each applicable Guarantor to, within ninety (90) days after the Issue Date or within ninety (90) days after such acquisition, as applicable, deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages in accordance with the requirements of this Indenture and/or the Security Documents, duly executed by the Issuer or the applicable Guarantor, together with evidence of the completion of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected, first-priority Lien (subject to Permitted Liens) against the properties purported to be covered thereby;

(2) the Issuer shall use best efforts to deliver, and to cause each applicable Guarantor to deliver, within ninety (90) days after the Issue Date or within ninety (90) days after such acquisition, as applicable, to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee, in the form necessary, with respect to the property purported to be covered by such Mortgage, to insure that the interests created by the Mortgage constitute valid and first-priority Liens on such property free and clear of all Liens, defects and encumbrances (other than Permitted Liens), each such title insurance policy to be in an amount and have such endorsements and additional coverages as shall be customary, and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3) the Issuer shall use best efforts to deliver, and shall cause each Guarantor to use best efforts to deliver to the Collateral Agent, within ninety (90) days after the Issue Date or within ninety (90) days after such acquisition, as applicable, with respect to each of the Premises, such filings, surveys (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies referred to above), local counsel opinions and opinions of counsel in the jurisdiction in which the owner of such real property is located, flood hazard determinations and any required flood insurance, landlord agreements and fixture filings, along with such other documents, instruments, certificates and agreements, as shall be necessary to create, evidence or perfect a valid and first-priority Lien on the property subject to each such Mortgage (subject to Permitted Liens).

Section 11.06 Release of Liens on the Collateral.

    (a) The Liens on the Collateral will be released with respect to the Notes:

(1) in whole, upon payment in full of the principal of, accrued (or, the case of Additional Interest, payable) and unpaid interest and premium, if any, on the Notes;

(2) in whole, upon satisfaction and discharge of this Indenture as set forth in Section 10.01;

(3) in whole, upon a Legal Defeasance or Covenant Defeasance as set forth in Article 8 hereof;

(4) in part, as to any property or assets constituting Collateral (A) that is sold or otherwise disposed of or deemed disposed of in a transaction permitted by Section 4.05, (B) that is owned by a Guarantor to the extent such Guarantor has been released from its Guarantee in accordance with this Indenture, concurrently with the release thereof or (C) otherwise in accordance with, and as expressly provided for under, this Indenture; or

(5) in part, with the consent of Holders of at least 75% in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) under the circumstances described under Section 9.02;

provided, that, in the case of any release in whole pursuant to clauses (1), (2) or (3) above, all amounts then due and owing to the Trustee under this Indenture, the Notes, the Guarantees and the Security Documents have been paid or duly provided for.

(b) Upon any sale or disposition of Collateral in compliance with this Indenture and the Security Documents, the Liens in favor of the Collateral Agent on such Collateral shall automatically terminate and be released, and the Trustee or the Collateral Agent will execute and deliver such documents and instruments as the Issuer and the Guarantors may request to evidence such termination and release (without any representation or warranty) without the consent of the holders of the Notes.

(c) To the extent the Issuer or the Guarantors request that the Trustee execute and deliver any documents or instruments to evidence such termination or release, the Issuer or the Guarantors, as the case may be, at the request of the Trustee, shall furnish to the Trustee (or its agent), prior to each proposed release of such Collateral pursuant to the Security Documents and this Indenture, an Officer’s Certificate and/or an Opinion of Counsel with respect to such release. The Issuer and the Guarantors shall not be required to comply with all or any portion of Trust Indenture Act 314(b) or 314(d).

(d) Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth in Sections 11.06(a) and (c), the Trustee or the Collateral Agent shall promptly cause to be reconveyed, as applicable, to the Issuer or the Guarantors, as the case may be, the released Collateral in accordance with the directions of the Issuer.

(e) Notwithstanding any provision to the contrary herein, as and when instructed in writing by the Issuer, the Trustee shall (at the Issuer’s expense) execute or deliver, or cause to be executed or delivered, as applicable, such amendments or releases to perfection documents (which shall be prepared by the Issuer) solely to the extent necessary to delete any such released Collateral from the description of assets in any previously filed financing statements or other perfection documents. If instructed in writing by the Issuer, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements (which shall be prepared by the Issuer) and to take such other action (at the Issuer’s expense) as the Issuer may instruct to evidence or confirm that released Collateral pursuant to this Section 11.06 has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

(f) Notwithstanding any provision to the contrary herein, as and when instructed by the Issuer, the Trustee shall (at the Issuer’s expense) execute or deliver, or cause to be executed or delivered, such amendments or releases to perfection documents (which shall be prepared by the Issuer) solely to the extent necessary to delete Excluded Assets from the description of assets in any previously filed financing statements or other perfection documents. If instructed in writing by the Issuer, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements (which shall be prepared by the Issuer) and to take such other action (at the Issuer’s expense) as the Issuer may instruct to evidence or confirm that Excluded Assets described in the immediately preceding sentence has been released from the Liens of each of the Security Documents. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

Section 11.07 Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents.

(a) Subject to the provisions of the Security Documents and any Intercreditor Agreement and unless otherwise expressly provided herein or therein, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems reasonably necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and any Intercreditor Agreement and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder, under the Guarantees and under the Security Documents, as applicable. Subject to the provisions of the Security Documents and any Intercreditor Agreement, the Trustee and the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, any Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, willful misconduct or bad faith on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Notwithstanding the foregoing, the Trustee and the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to them under the Security Documents or otherwise.

(c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Issuer shall deliver, and shall cause each applicable Guarantor to deliver, to the Trustee or the Collateral Agent the following:

(1) the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Security Documents entered into on the Issue Date, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent, as the case may be; and

(2) such financing statements, if any, as the Issuer shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d) The Trustee and the Collateral Agent, as applicable, are authorized to receive any funds for the benefit of the Holders distributed under, and in accordance with, the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Security Documents and any Intercreditor Agreement.

Section 11.08 Intercreditor Arrangements.

(a) If the Issuer or any Guarantor incurs any Pari Passu Lien Indebtedness that is permitted pursuant to this Indenture to be secured by the Collateral, the Collateral Agent will, at the request of the Issuer, enter into a pari passu lien intercreditor agreement (the “Pari Passu Lien Intercreditor Agreement”) with the representative of the holders of the Pari Passu Lien Indebtedness, in substantially the form attached as Exhibit C hereto.

(b) If the Issuer or any Guarantor incurs any Junior Lien Collateral Indebtedness that is permitted pursuant to this Indenture to be secured by the Collateral, the representative of the holders of the Junior Lien Indebtedness shall enter into a junior lien intercreditor agreement (the “Junior Lien Intercreditor Agreement”), in substantially the form attached as Exhibit D hereto.

Section 11.09 Direction by Holders to Enter into Security Documents and Intercreditor Agreements.

By accepting a Note, each Holder is deemed to have authorized and directed the Trustee and the Collateral Agent, as applicable, to enter into the Security Documents and the Intercreditor Agreements.

Section 11.10 Collateral Agent.

(a) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-collateral agents as necessary in its sole discretion; provided that any such co-collateral agent shall be an agent of the Collateral Agent pursuant to Section 7.02(c) of this Indenture for purposes of this Indenture and the Security Documents, and the Issuer, the Guarantors, the Trustee and, subject to Section 6.06 of this Indenture, each Holder may continue to deal with the Collateral Agent directly for purposes of Article 11 of this Indenture and the Security Documents.

(b) Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers.

(c) The Collateral Agent may not be relieved from liabilities for its own grossly negligent action, its own gross negligent failure to act, its own willful misconduct or its own bad faith, except that:

(1) in the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreements. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Agent, the Collateral Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreements (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(2) the Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Collateral Agent was grossly negligent in ascertaining the pertinent facts;

(3) the Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4) no provision of this Indenture shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Whether or not therein expressly so provided, every provision of this Indenture and the Security Documents that in any way relates to the Collateral Agent is subject to this Section 11.10(c).

ARTICLE 12

MISCELLANEOUS

Section 12.01 Notices.

(a) Any notice or communication to the Issuer, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Issuer or any Guarantor:

c/o Spanish Broadcasting System, Inc.

2601 South Bayshore Drive, PH II

Coconut Grove, Florida 33133

Fax No.: (866) 269-1521

Email: mmontenegro@sbscorporate.com

Attention:     Melanie M. Montenegro

                         Executive Vice President and General Counsel

with a copy to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Fax No: (212) 836 – 8000

Email:     wwallace@kayescholer.com

                Attention: William E. Wallace, Jr.

                Edmond Gabbay

                Sheryl Gittlitz

if to the Trustee or the Collateral Agent:

Wilmington Trust, National Association

166 Mercer Street, Suite 2R

New York, NY 10012

Fax No.: (212) 343 – 1079

Email: btreyger@wilmingtontrust.com

Attention: Boris Treyger

with a copy to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Fax No.: (646) 441– 9060

Email: bbennett@cov.com

Attention: Bruce C. Bennett

The Issuer, any Guarantor, the Trustee or the Collateral Agent, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of any Global Note, such notice shall be sufficiently given if given to DTC or any other Depositary for such Note (or its designee) according to the Applicable Procedures.

(f) Each of the Trustee and the Collateral Agent agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee or the Collateral Agent, as applicable, in a timely manner, and (2)

such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. Each of the Trustee and the Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s, as applicable, reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.

Section 12.02 Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture, the Security Documents or any Intercreditor Agreement, the Issuer shall furnish to the Trustee or the Collateral Agent:

(1) an Officer’s Certificate in form and substance satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.17) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06 No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary of the Issuer shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07 Governing Law.

THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08 Submission To Jurisdiction; Waivers;

Each of the Issuer, the Trustee and the Collateral Agent hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Indenture, the Notes, any Security Document or any Intercreditor Agreement, or for recognition and enforcement of any judgment in respect thereof, to, the non-exclusive jurisdiction of the state and federal courts located within The City and County of New York, State of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer, Trustee or Collateral Agent, as applicable, at its address referred to in Section 12.01 or at such other address the Issuer, the Trustee or the Collateral Agent may designate for subsequent notices or communications pursuant to Section 12.01.

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 12.09 Waiver of Jury Trial.

EACH OF THE ISSUER, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, ANY SECURITY DOCUMENT OR ANY INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

Section 12.10 Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, it being understood that the Trustee and the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its successors.

Section 12.13 Severability.

Except to the extent set forth in Section 4.03(g), in case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16 Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.17 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that to the extent they are able they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.18 Payments Due on Non-Business Days.

In any case where any Interest Payment Date, Redemption Date or repurchase date or the stated maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or repurchase date, or at the stated maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, Redemption Date, repurchase date or stated maturity, as the case may be.

[Signatures on following page]

SPANISH BROADCASTING SYSTEM, INC.

By:
Name:
Title:

[Signature page to Indenture for 12.5% senior Secured Notes due 2017]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature page to Indenture for 12.5% senior Secured Notes due 2017]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature page to Indenture for 12.5% senior Secured Notes due 2017]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

	September 30,
Term:	Defined in Section:

“Agent Members”	2.1	(c)
“Automatic Exchange”	2.2	(i)
“Automatic Exchange Date”	2.2	(i)
“Automatic Exchange Notice”	2.2	(i)

	September 30,
Term:	Defined in Section:

“Automatic Exchange Notice Date”	2.2	(i)
“Definitive Notes Legend”	2.2	(e)
“ERISA Legend”	2.2	(b)
“Global Note”	2.1	(b)
“Global Notes Legend”	2.2	(e)
“IAI Global Note”	2.1	(b)
“OID Notes Legend”	2.2	(e)
“Regulation S Global Note”	2.1	(b)
“Regulation S Notes”	2.1	(a)
“Restricted Notes Legend”	2.3	(e)
“Rule 144A Global Note”	2.1	(b)
“Rule 144A Notes”	2.1	(a)

Section 2.1 Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any Note without a Restricted Notes Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

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(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon

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satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global

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Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note or an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate, a new Unrestricted Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE

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DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

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IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE

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CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IN RESPECT THEREOF, (3) THE ISSUE DATE OF THE NOTE AND (4) THE YIELD TO MATURITY OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. HOLDERS SHOULD CONTACT: SPANISH BROADCASTING SYSTEM, INC., 2601 SOUTH BAYSHORE DRIVE, PH 2, COCONUT GROVE, FLORIDA 33133, ATTN: JOSE MOLINA, VICE PRESIDENT OF FINANCE.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(v) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.09, 4.05, 4.12 and 9.04 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

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(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (i) with respect to any Note issued on the Issue Date, the later of (A) the Issue Date and (B) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or of any other Global Note with the same CUSIP number) or (ii) with respect to any Additional Note, if any, the later of (A) the issue date of such Additional Note and (B) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or of any other Global Note with the same CUSIP number), or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer shall (I) provide written notice to the Trustee at least seven calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Issuer shall

9

have previously otherwise made eligible for exchange with the DTC, (II) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least seven calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (1) the Automatic Exchange Date, (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (3) the “CUSIP” number of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (4) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (III) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged. At the Issuer’s request on no less than five calendar days’ notice, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice (which shall be prepared by the Issuer) to each Holder at such Holder’s address appearing in the Note Register. Notwithstanding anything to the contrary in this Section 2.2(i), during the period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.2(i) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and/or Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that no registration under the Securities Act is required in respect of the Automatic Exchange or re-sales of beneficial interests in such Unrestricted Global Note that are beneficially owned by a holder of beneficial interests therein upon the Automatic Exchange. The Issuer may request from Holders such information as it reasonably determines is required in order to be able to deliver such Officer’s Certificate. Upon such exchange of beneficial interests pursuant to this Section 2.2(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

Section 2.3 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Issuer, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture and any participant in DTC requests a Definitive Note in accordance with the applicable procedures of DTC. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of

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each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

[[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]]

CUSIP [                    ]

ISIN [                    ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

12.5% Senior Secured Notes due 2017

No. [RA- ] [RS- ] [RIAI- ] [U- ]	[Up to][2] [$ ]

SPANISH BROADCASTING SYSTEM, INC.

promises to pay to [CEDE & CO.]3 [            ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]4 [of $                    (                     Dollars)]5 on April 15, 2017.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

[1]	Rule 144A Note CUSIP: 846425 AN6
Rule 144A Note ISIN: US846425AN63
Regulation S Note CUSIP: U85953 AC8
Regulation S Note ISIN: USU85953AC80
IAI Note CUSIP: 846425 AP1
IAI Note ISIN: US846425AP12

[2]	Include in Global Notes.

[3]	Include in Global Notes

[4]	Include in Global Notes

[5]	Include in Definitive Notes

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

SPANISH BROADCASTING SYSTEM, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

12.5% Senior Secured Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Spanish Broadcasting System, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note as follows:

(a) The Issuer shall pay interest at the applicable rate set forth in Section 1(b) and (c), semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid with respect to such Notes (other than Additional Interest (as defined below), which will be payable as set forth in Section 1(c)) or, if no interest has been paid with respect to such Notes, from the date of original issuance of the Notes; provided that the first Interest Payment Date shall be April 15, 2012. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b) Up to and including April 15, 2013, interest on the Notes will accrue at the rate of 12.5% per annum, payable by the Issuer in cash on each Interest Payment Date. Beginning on the first calendar day of the interest period following April 15, 2013, interest will accrue at a rate of 12.5% per annum on (i) the original principal amount of the Notes plus (ii) any Additional Interest (as defined below) payable but unpaid in any prior interest period (less, in each case, any prepayments or reductions in such amounts), payable by the Issuer in cash on each Interest Payment Date.

(c) Further, beginning on the Interest Payment Date occurring on April 15, 2013, additional interest will be payable at a rate of 2.00% per annum (the “Additional Interest”) on (i) the original principal amount of the Notes plus (ii) any Additional Interest payable but unpaid in any prior interest period (less, in each case, any prepayments or reductions in such amounts), which Additional Interest shall be paid in cash, at the election of the Issuer, (x) on the applicable Interest Payment Date or (y) on the earliest of the maturity date of the Notes, any acceleration of the maturity of the Notes upon an Event of Default or any redemption, repurchase, refinancing, defeasance or other acquisition or retirement for value of the applicable Note; provided that no Additional Interest shall be payable on any Interest Payment Date if, for the four fiscal quarter period ended on or on the date closest to the December 31 (with respect to the Interest Payment Date occurring on April 15, 2013 and each Interest Payment Date thereafter that is an anniversary thereof) or the June 30 (with respect to the Interest Payment Date occurring on October 15, 2013 and each Interest Payment Date thereafter that is an anniversary thereof), as the case may be, immediately preceding such Interest Payment Date based on the internal financial statements of the Issuer and its consolidated subsidiaries for such fiscal quarters, either:

(A) the Issuer recorded positive consolidated Station Operating Income for its Television Segment; provided that with respect to the interest period ending on April 15, 2013, the determination in this clause (A) may be made with respect to the two fiscal quarter period ended December 31, 2012; or

(B) the Secured Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries is less than 4.75 to 1.00;

provided that no Additional Interest shall be payable on any Interest Payment Date if, on such Interest Payment Date, the Issuer does not control the Television Segment, has no obligation, contingent or otherwise, to advance or supply funds to the Television Segment or any Person that operates or controls the Television Segment, has not advanced or supplied funds to the Television Segment or any Person that operates or controls the Television Segment during such interest period and has no outstanding liabilities attributable to the Television Segment recorded on its consolidated balance sheet included in the most recently available internal financial statements of the Issuer and its consolidated Subsidiaries (other than liabilities pursuant to agreements for the disposition of Television Properties or all or a portion of the Television Segment permitted pursuant to Section 4.04 of the Indenture).

(d) For the avoidance of doubt, during any given interest period, Additional Interest shall not be deemed to “accrue.” Rather, Additional Interest becomes payable on a given Interest Payment Date occurring on or after April 15, 2013 unless the condition in either clause (A) or (B) of Section 1(c) has been met as of that Interest Payment Date or unless the last proviso to Section 1(c) applies as of that Interest Payment Date.

(e) All references to “interest” in this Note and in the Indenture shall include Additional Interest. No later than 10 Business Days before an Interest Payment Date on which the Issuer expects Additional Interest to be payable, the Issuer must give notice to the Trustee as to whether such Additional Interest will be paid pursuant to Section 1(c)(ii)(x) of this Note or will be deferred pursuant to Section 1(c)(ii)(y) of this Note. For the avoidance of doubt, if the Issuer has elected that any Additional Interest be deferred pursuant to Section 1(c)(ii)(y), upon the occurrence of any of the events described in such Section 1(c)(ii)(y), such Additional Interest shall be immediately and automatically due and payable in cash without further action or notice.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder of more than $1.0 million aggregate principal amount of Notes has given wire instructions to the Paying Agent (designating an account with a banking or financial institution located in the United States) at least 15 days prior to the applicable payment date, the Issuer will pay all principal, interest and premium on that Holder’s Notes in accordance with those instructions, subject to surrender of such Notes in the case of principal or premium. All other payments on Notes will be made at the office or agency of the Paying Agent unless the Issuer elects to make interest payments by check mailed to the Holders at their address set forth in the register of Notes; provided that payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of February 7, 2012 (as amended or supplemented from time to time, the “Indenture”), among the Issuer, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 12.5% Senior Secured Notes due 2017. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.04 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act of 1939, as amended, for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. GUARANTEES. The Holders of the Notes benefit from Guarantees of the Guarantors pursuant to the Guarantee Agreement, dated as of February 7, 2012, given by the Guarantors to the Trustee for the benefit of the Holders.

6. SECURITY. The Notes and any Additional Notes are treated as a single class of securities under the Indenture and shall be secured by first-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Security Documents and any Intercreditor Agreement. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and any Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and any Intercreditor Agreement as may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreements, and to perform its obligations and exercise its rights thereunder in accordance therewith.

7. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided, however, that the Notes may be issued in denominations of less than $2,000 solely to the extent necessary to accommodate book-entry positions that have been created in denominations of less than $2,000 by the Depositary. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee, the Collateral Agent and the Holders shall be as set forth in the applicable provisions of the Indenture.

13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Spanish Broadcasting System, Inc.

2601 South Bayshore Drive, PH II,

Coconut Grove, Florida 33133

Fax No.: (866) 269-1521

Email: mmontenegro@sbscorporate.com

Attention:     Melanie M. Montenegro

                                                          Executive Vice President and General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANFER RESTRICTED NOTES

This certificate relates to $                    principal amount of Notes held in (check applicable space)                    book-entry or                    definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE6

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

[6]	Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.03(b)(4), 4.05 or 4.12 of the Indenture, check the appropriate box below:

[    ] Section 4.03(b)(4)                     [    ] Section 4.05                     [    ] Section 4.12

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.03(b)(4), Section 4.05 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$                      (integral multiples of $1,000,

                         provided that the unpurchased

                         portion must be in a minimum

                         principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

	September 30,	September 30,	September 30,	September 30,
Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Spanish Broadcasting System, Inc.

2601 South Bayshore Drive, PH II,

Coconut Grove, Florida 33133

Fax No.: (866) 269-1521

Email: mmontenegro@sbscorporate.com

Attention:         Melanie M. Montenegro

                         Executive Vice President and General Counsel

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 12.5% Senior Secured Notes due 2017 (the “Notes”) of Spanish Broadcasting System, Inc. (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States of America. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in

B-1

violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE: ,

by:

B-2

EXHIBIT C

[FORM OF]

PARI PASSU INTERCREDITOR AGREEMENT

Among

SPANISH BROADCASTING SYSTEM, INC.

the other Guarantor parties hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent for the First Lien Secured Parties and

as Authorized Representatives for the Indenture Secured Parties

and

each additional Authorized Representative from time to time party hereto

dated as of [     ], 20[     ]

PARI PASSU INTERCREDITOR AGREEMENT dated as of [            ], 20[            ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (the “Issuer”), each of the Subsidiaries of the Issuer identified under the caption “GUARANTORS” on the signature pages hereto and each entity that becomes a Grantor party hereto after the date hereof (the “Guarantors”; and, together with the Issuer, collectively, the “Grantors”), WILMINGTON TRUST, National Association, as collateral agent for the benefit of the Secured Parties (as defined below) (in such capacity, including any successor or assign, the “Collateral Agent”) and as Authorized Representative for the Indenture Secured Parties (in such capacity, the “Indenture Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Indenture Authorized Representative (for itself and on behalf of the Indenture Secured Parties), and each additional Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE 1

Definitions

Section 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Indenture Collateral Agreement (including by reference to the Indenture) or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Documents” means, with respect to any Series of First Lien Obligations other than the Note Obligations, the notes, loan agreements, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including each agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Series of First Lien Obligations other than the Note Obligations, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such First Lien Obligations, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals of extensions of the foregoing.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) initially the Indenture Authorized Representative at such time, and (ii) from and after the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Note Obligations or the Indenture Secured Parties, the Indenture Authorized Representative and (ii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(a).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Event of Default” means an “Event of Default” as defined in any Secured Debt Document.

“First Lien Obligations” means, collectively, (i) the Note Obligations and (ii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (a) the Indenture Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means the Indenture Collateral Agreement, the other Security Documents (as defined in the Indenture) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of First Lien Obligations.

“Grantors” means the Issuer and each direct or indirect Subsidiary of the Issuer which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Indenture” means that certain Indenture, dated as of February 7, 2012, with Wilmington Trust, National Association as Trustee and Collateral Agent, pursuant to which the Issuer has issued 12.5% Senior Secured Notes due 2017.

“Indenture Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Indenture Collateral Agreement” means the Security Agreement, dated as of February 7, 2012, by and among the Grantors in favor of the Indenture Authorized Representative, as amended, supplemented, modified, restated or replaced from time to time.

“Indenture Documents” means the Indenture, the Indenture Collateral Agreement, and the other Security Documents (as defined in the Indenture).

“Indenture Secured Parties” means the Indenture Authorized Representative, the Trustee and the Note Holders at any time and from time to time under the Indenture.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01.

“Issuer” means Spanish Broadcasting System, Inc., a Delaware corporation, or any successor or assign.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to the Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

“Larger Holder Event” means, as of any date of determination, the date when the applicable Series of First Lien Obligations held by the Largest Holder on such date ceases to represent the largest principal amount outstanding of First Lien Obligations.

“Largest Holder” means, from time to time, the Authorized Representative in respect of the Series of First Lien Obligations representing the largest principal amount outstanding of any then outstanding Series of First Lien Obligations.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Non-Controlling Authorized Representative of the Series of First Lien Obligations that constitutes the second largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Collateral Agent, at the request of the Applicable Authorized Representative, has commenced and is pursuing any enforcement action with respect to such Shared Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Note Obligations” means (a) all principal of, and interest (including without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to the Indenture, (b) all other amounts payable to the Indenture Secured Parties under the Indenture Documents and (c) any renewals or extensions of the foregoing.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, promissory notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, discharge, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Debt Document” means (i) the Indenture and each Indenture Document and (ii) each Additional First Lien Document.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Indenture Secured Parties (in their capacities as such) and (ii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Note Obligations and (ii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. Subject to the last sentence of this definition, if more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time. Notwithstanding the foregoing, any assets of the Issuer or any of its Subsidiaries which at any time secure any Series of First Lien Obligations shall be deemed to be “Shared Collateral” of the Note Obligations, regardless of whether the Indenture Secured Parties then hold a valid and perfected security interest in such assets at such time.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) the term “or” is not exclusive and (vii) for the avoidance of doubt, all notices, requests, directions, demands or other forms of communication delivered to the Collateral Agent pursuant to this Agreement shall be in writing.

Section 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations (any such condition referred to in the foregoing clauses with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided, that the existence of a maximum claim with respect to properties subject to a mortgage in favor of any First Lien Secured Party which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE 2

Priorities and Agreements with Respect to Shared Collateral

Section 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Debt Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Issuer or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party or received by the Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Debt Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations (including, without limitations, amounts owing to the Authorized Representative in respect thereof) of each Series on a ratable basis in accordance with the terms of the applicable Secured Debt Documents and (iii) THIRD, after payment of all First Lien Obligations, to the Issuer and the other Grantors or their successors or permitted assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Debt Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

Section 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or Authorized Representative with respect to any collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of First Lien Obligations (other than funds deposited for the discharge or defeasance of any Indenture Document or any Additional First Lien Document) other than pursuant to the First Lien Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

Section 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to the exercise of remedies under any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the ratable benefit of itself and the other First Lien Secured Parties (and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

Section 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party authorizes and directs the Collateral Agent to enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document upon receipt by the Collateral Agent of a certificate of the Issuer stating that such amendment is permitted by the terms of each then extant Secured Debt Document. Additionally, each First Lien Secured Party authorizes and directs the Collateral Agent to enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of First Lien Obligations so long as (x) such amendment is in accordance with the Secured Debt Document pursuant to which such Series of First Lien Obligations was incurred and (y) such amendment does not adversely affect the First Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any First Lien Security Document provided for in this Section.

Section 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Issuer or any of its Subsidiaries.

(b) If the Issuer and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in- possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured

Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

Section 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

Section 2.07 Insurance. As between the First Lien Secured Parties, and in any event only to the extent permitted under the Indenture Documents or the Additional First Lien Documents, as applicable, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

Section 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Debt Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory

Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE 3

Existence and Amounts of Liens and Obligations

Section 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Issuer. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE 4

The Collateral Agent

Section 4.01 Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and Articles 7 and 11 of the Indenture, mutatis mutandis, and the equivalent provision of the Indenture Collateral Agreement and any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement or document related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Issuer or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an additional Senior Class Debt Representative, the Collateral Agent and each Grantor in accordance with Section 5.13, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

Section 4.02 Rights as a First Lien Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Indenture Secured Party,” “Indenture Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Issuer or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

Section 4.03 Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents.

Unless otherwise expressly stated, references to the Collateral Agent will refer to the Collateral Agent acting on behalf of itself and on behalf of the other First Lien Secured Parties. Actions taken by the Collateral Agent pursuant to this Agreement are meant to be taken on behalf of itself and the other First Lien Secured Parties. Without limiting the generality of the foregoing, the Collateral Agent:

(1) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(2) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law, whether or not such action has been directed by the Applicable Authorized Representative;

(3) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(4) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct as determined by a non-appealable order or judgment or (iii) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of this Agreement. In no event shall the Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage, including loss of profit. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default is delivered to the Collateral Agent by the Authorized Representative of such First Lien Obligations or the Issuer; and

(5) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (v) the satisfaction of any condition set forth in any Secured Debt Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

Notwithstanding anything to the contrary contained in this Agreement, (i) it is understood that the Collateral Agent is entering into this Agreement solely as agent on behalf of the holders of the First Lien Secured Parties, and not in its individual capacity; (ii) the obligations of the Collateral Agent under or in respect of this Agreement are non-recourse to the Collateral Agent in its individual capacity and no recourse, claim (including any deficiency claim, tort claim or otherwise) or proceeding shall be made, asked for, taken, commenced or enforced against the Collateral Agent in its individual capacity under or in respect of this Agreement; (iii) the Collateral Agent is entitled to all of its rights, privileges, protections and immunities under the First Lien Security Documents, all of which are incorporated herein, mutatis mutandis, in addition to any such rights, privileges, protections and immunities herein; and (iv) in the administration of this Agreement and performance of its duties herein, the Collateral Agent shall be entitled to follow the directions of the holders of First Lien Obligations as provided in the Indenture Documents, and shall have no liability in its individual capacity to any Second Priority Agent or any other Second Priority Secured Party in connection herewith.

Section 4.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 4.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

Section 4.06 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents to each Authorized Representative and the Issuer. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Issuer, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the First Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Issuer and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First Lien Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other First Lien Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other First Lien Security Documents, the provisions of this Article and Articles 7 and 11 of the Indenture and the equivalent provision of the Indenture Collateral Agreement and any Additional First Lien Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Issuer agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.

Section 4.07 Non-Reliance on Collateral Agent and Other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Debt Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Debt Document or any related agreement or any document furnished hereunder or thereunder.

Section 4.08 Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes and directs the Collateral Agent:

(1) to release any Lien on any Shared Collateral granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of an officer’s certificate from the Issuer stating that the releases of such Lien is permitted by the terms of each then extant Secured Debt Document; and

(2) to release any Grantor from its obligations under the First Lien Security Documents in accordance with Section 2.04 or upon receipt of an officer’s certificate from the Issuer stating that such release is permitted by the terms of each then extant Secured Debt Document.

ARTICLE 5

Miscellaneous

Section 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Indenture Authorized Representative, to it at 166 Mercer Street, Suite 2R, New York, New York 10012, Attention Boris Treyger, Facsimile: 212-343-1079, Email: btreyger@wilmingtontrust.com; and

(b) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which (i) by the terms of this Agreement requires the Issuer’s or any other Grantor’s consent, (ii) directly affects any obligation or right of the Issuer or any Grantor hereunder or under the Indenture, the First Lien Security Documents or the Additional First Lien Documents, if applicable, or that would impose any additional obligations on the Issuer or any other Grantor, or (iii) changes the rights of the Issuer or any other Grantor to refinance the First Lien Obligations or the Additional First Lien Obligations or which increases the obligations or reduces the rights of the Issuer or any other Grantor, with the consent of the Issuer and/or such other Grantor).

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Indenture.

Section 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.07 Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

Section 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

Section 5.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Indenture Documents or Additional First Lien Documents, the provisions of this Agreement shall control.

Section 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Issuer, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Indenture or any Additional First Lien Agreements), and none of the Issuer or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09, 4.06 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms and nothing in this Agreement is intended to impose any additional or greater obligation or liability on the Issuer or any Grantor.

Section 5.13 Additional Senior Debt. Each additional class or series of Additional First Lien Obligations incurred after the date of this Agreement (the “Senior Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First Lien Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(1) such Senior Class Debt Representative, the Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Collateral Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

(2) the Issuer shall have delivered to the Collateral Agent true and complete copies of the material Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by an Officer’s Certificate of the Issuer, which Officer’s Certificate will also state that this Section 5.13 has been complied with in connection with such Senior Class Debt Representative becoming a party hereto;

(3) all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or, in the reasonable judgment of such Senior Class Debt Representative, desirable to confirm and perfect the Liens securing the relevant obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken); and

(4) the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

Section 5.14 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Shared Collateral or in connection with any of the transactions contemplated by this Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Issuer would be required to do so pursuant to Section 7.07 of the Indenture.

(c) The agreements in this Section shall survive repayment of the First Lien Obligations and all other amounts payable under the Secured Debt Documents.

Section 5.15 Integration. This Agreement together with the other Secured Debt Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents or the First Lien Security Documents.

Section 5.16 Additional Grantors. Each Person that becomes a Grantor after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of a Joinder Agreement in the form of Annex III hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent and Indenture Authorized Representative

by
Name:
Title:

[ ],
as Additional Authorized Representative

by
Name:
Title:

SPANISH BROADCASTING SYSTEM, INC.

by
Name:
Title:

ANNEX I

Grantors

SPANISH BROADCASTING SYSTEM, INC.

ANNEX II

[FORM OF] JOINDER AGREEMENT dated as of [            ], 20[ ] to the INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (the “Intercreditor Agreement”), among Spanish Broadcasting System, Inc., a Delaware corporation (“the Issuer”), certain subsidiaries of the Issuer (each a “Grantor”), Wilmington Trust, National Association, as Collateral Agent for the First Lien Secured Parties under the First Lien Security Documents (in such capacity, the “Collateral Agent”) and as Authorized Representative under the Indenture, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Issuer to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First Lien Security Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 5.13 of the Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Senior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement and the First Lien Security Documents.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Authorized Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Issuer agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

by
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

by
Name: Title:

SPANISH BROADCASTING SYSTEM, INC.

by
Name: Title:

[OTHER GRANTORS]

ANNEX III

Form of Joinder to Pari Passu Intercreditor Agreement

The undersigned,                                 , a                                 , hereby joins in the execution of that certain Pari Passu Intercreditor Agreement dated as of                 , 20     (the “Intercreditor Agreement”), issued and executed by each Person that is or becomes a Grantor, as applicable, thereunder on and/or after the date and pursuant to the terms thereof. By executing this Joinder, the undersigned hereby agrees that it is a Grantor thereunder with the same force and effect as if originally named therein as a Grantor. The undersigned agrees to be bound by all of the terms and provisions of the Intercreditor Agreement. Each reference to a Grantor in the Intercreditor Agreement shall be deemed to include the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Intercreditor Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder this              day of                         , 20        .

[NAME OF GRANTOR]

By:
Name: Title:| Address:

EXHIBIT D

JUNIOR LIEN INTERCREDITOR AGREEMENT

Junior Lien Intercreditor Agreement (this “Agreement”), dated as of             , 20    , among WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below),             , as              (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), Spanish Broadcasting System, Inc. (the “Issuer”) and each of the other Grantors (as defined below) party hereto.

WHEREAS, the Issuer has issued its 12.5% Senior Secured Notes due 2017 pursuant to the Indenture, dated as of February 7, 2012, with Wilmington Trust, National Association, as Trustee and Collateral Agent (as amended, amended and restated, modified, supplemented or waived, the “Existing First Priority Agreement”); and

WHEREAS, the Issuer, the Second Priority Representative [and certain financial institutions and other entities] are parties to [IDENTIFY SECOND PRIORITY AGREEMENT] (as amended, amended and restated, modified, supplemented or waived, the “Existing Second Priority Agreement”), pursuant to which [such financial institutions and other entities have agreed to make loans to the Issuer]; and

WHEREAS, the Issuer and the other Grantors have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, the Issuer and the other Grantors propose to grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

. Definitions.

1.1. Defined Terms.

Capitalized terms used but not otherwise defined herein have the meanings set forth in the Indenture Collateral Agreement (including by reference to the Indenture) or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Priority Agreement” means any agreement evidencing indebtedness permitted to be designated by the First Priority Agreement and the Second Priority Agreement as pari passu with the First Priority Obligations and senior to the Second Priority Obligations.

“Additional Second Priority Agreement” means any agreement evidencing indebtedness permitted to be designated by the First Priority Agreement and the Second Priority Agreement as pari passu with the Second Priority Obligations.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Grantor, as applicable.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Issuer or any other Grantor, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.

“First Priority Guarantee” means any guarantee by any Grantor of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means (a) with respect to the Existing First Priority Agreement, all “Secured Obligations” of each Grantor as defined in the “Security Agreement” referred to in the First Priority Agreement and (b) with respect to each other First Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to the First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, and (iii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in full (or cash collateralized, discharged or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized, back-stopped or defeased in accordance with the terms of the First Priority Documents), and (d) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the First Priority Secured Parties, which notice shall be delivered by the First Priority Representative promptly after the occurrence of the events described in clauses (a), (b) and (c).

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Agreement.

“First Priority Secured Parties” means the First Priority Representative and any other holders of the First Priority Obligations.

“First Priority Security Documents” means the “Security Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.

“Grantor” means the Issuer and each direct or indirect subsidiary, affiliate or shareholder (or equivalent) of the Issuer or any of its affiliates that is now or hereafter becomes a party to any First Priority Document or Second Priority Document. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Issuer” has the meaning set forth in the introductory paragraph hereof.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Person” means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Issuer or any other Grantor, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the “[Lenders]” as defined in the Second Priority Agreement, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.

“Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

“Second Priority Guarantee” means any guarantee by any Grantor of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

“Second Priority Obligations” means (a) with respect to the Existing Second Priority Agreement, all “Secured Obligations” of each Grantor as defined in the [“Security Agreement”] referred to in the Second Priority Agreement and (b) with respect to each other Second Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (ii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.

“Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the [“Security Documents”] as defined in the Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no written assertion of liability and no written claim or demand for payment has been made (and, in the case of First Priority Obligations for indemnification, no written notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations may represent debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof, but only so long as, except in the case of any DIP Financing, any such obligations are permitted to be incurred pursuant to the Second Priority Documents as in effect on the date of this Agreement. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against real property in favor of or for the benefit of the Second Priority Representative and the other Second Priority Secured Parties shall contain the following notation (or a notation to the following effect): “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to the First Priority Representative, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of             , 20     among Wilmington Trust, National Association, as Collateral Agent,             , as             ,             , as the Issuer, and the other Grantors referred to therein, as amended from time to time.”

(b) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of, and the First Priority Representative or such third party holds such possession or control as bailee and agent for, the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the Issuer’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4 No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Grantor shall have any right to create any Lien, on any assets of any Grantor securing any Second Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, upon demand by the First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, subject to the provisions of such documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2 Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any Enforcement Action;

(b) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(d) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents; and

(f) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

provided that in any Insolvency Proceeding commenced by or against any Grantor, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Section 5.

3.3 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4 Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall reasonably request to permit the exercise by the First Priority Secured Parties of their rights set forth herein (at the sole cost and expense of the Grantors).

3.5 No Additional Rights For the Grantors Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party. Nothing herein is intended to or shall limit any right or remedy, whether available at law, in equity or by contract, of any Grantor in respect of any breach by any Person of any First Priority Document or Second Priority Document.

3.6 Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Common Collateral, such Grantor, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Grantors and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2 Releases of Second Priority Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding any sale or other disposition that is expressly prohibited by any Second Priority Document as in effect on the date hereof unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall reasonably request to evidence any release of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s reasonable discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance. (a) Subject in all respects to the terms of the First Priority Documents, any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in accordance with the terms of the First Priority Documents, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) As between the First Priority Representative and the Second Priority Representative, and in any event subject in all respects to the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Representative or Second Priority Secured Parties, in whole or in part, as a result of their interest in the Common Collateral or in the Second Priority Lien (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Representative or any other First Priority Secured Party, or the extent to which the First Priority

Obligations constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

5.2 Financing Matters. If any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Grantor by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 5.4 below and (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties, and (d) agrees that notice received five calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

5.3 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

5.4 Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties or (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including, without limitation, Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the First Priority Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.

5.5 Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any assets of any Grantor that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens on such assets.

5.7 Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the

Grantors in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Secured Priority Secured Parties. The Second Priority Secured Parties hereby acknowledge and agree to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8 No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly permitted hereunder, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4).

5.9 Other Matters. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Representative unless expressly permitted to do so hereunder.

5.10 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Security Documents.

(a) Each Grantor and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.

(b) Each Grantor and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c) In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of any Second Priority Document), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the collateral agent under the Second Priority Documents shall be made without the prior written consent of such collateral agent and (iv) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 10 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Reliance; Waivers; etc.

7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of it itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

SECTION 8. Obligations Unconditional.

8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Priority Obligations, or of any of the Second Priority Representative, or any Grantor, to the extent applicable, in respect of this Agreement.

8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Second Priority Obligations or any First Priority Secured Party in respect of this Agreement.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to and shall not, as between the Grantors and the Secured Parties, negate, waive or cancel any rights granted to, or carry liability or obligation of, any Grantor in the First Priority Documents and the Second Priority Documents or impose any additional obligations on the Grantors (other than as expressly set forth herein).

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Issuer or any other Grantor on the faith hereof.

9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative (with the consent of the necessary parties under the First Priority Documents) and the Second Priority Representative (with the consent of the necessary parties under the Second Priority Documents), and, in the case of amendments or modifications of Sections 3.5, 3.6, 5.2, 5.4, 9.3, 9.5 or 9.6, the Grantors and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Anything herein to the contrary notwithstanding, no consent of any Grantor shall be required for amendments, modifications or waivers of any other provisions of this Agreement other than those that (i) directly affect any obligation or right of the Grantors hereunder or under the First Priority Documents or the Second Priority Documents or that would impose any additional obligations on the Grantors or (ii) change the rights of the Grantors to refinance the First Priority Obligations or the Second Priority Obligations.

(b) Notwithstanding the foregoing, without the consent of any First Priority Secured Party or Second Priority Secured Party, the representative under any Additional First Priority Agreement or Additional Second Priority Agreement may, by executing a Joinder Agreement in the form of Annex II hereto, cause such Additional First Priority Agreement or Additional Second Priority Agreement to be treated as a First Priority Agreement or Second Priority Agreement, respectively, hereunder, and the obligations evidenced by such Additional First Priority Agreement or Additional Second Priority Agreement shall be subject to the terms hereof.

9.4 Information Concerning Financial Condition of the Issuer and the other Grantors. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding the financial condition of the Issuer and each of the other Grantors or of any such circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

9.6 Submission to Jurisdiction. Each First Priority Secured Party (or its authorized representative), each Second Priority Secured Party (or its authorized representative) and each Grantor irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the First Priority Security Documents and the Second Priority Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its authorized representative) at the address referred to in Section 9.7;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.6 any special, exemplary, punitive or consequential damages.

9.7 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent, to it at 166 Mercer Street, Suite 2R, New York, New York 10012, Attention Boris Treyger, Facsimile: 212-343-1079, Email: btreyger@wilmingtontrust.com; and

(b) if to any First Priority Secured Party (or its authorized representative), any Second Priority Secured Party (or its authorized representative) or any Grantor, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.7 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.7. As agreed to in writing among the Collateral Agent and each First Priority Secured Party or Second Priority Secured Partyfrom time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13 Additional Grantors. Each Person that becomes a Grantor after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as First Priority Representative for and on behalf of the First Priority Secured Parties

By:
Name: Title:

Address for Notices:

166 Mercer Street, Suite 2R

New York, New York 10012

Attention: Boris Treyger

Facsimile: 212-343-1079

Email: btreyger@wilmingtontrust.com

                        , as Second Priority Representative for and on behalf of the Second Priority Secured Parties

By:
Name: Title:

Address for Notices: Attention: Telecopy No.: [LIST GRANTORS]

By:
Name: Title: Address for Notices: Attention: Telecopy No.:

ANNEX I

Form of Joinder to Junior Lien Intercreditor Agreement

The undersigned,                     , a                     , hereby joins in the execution of that certain Junior Lien Intercreditor Agreement dated as of             , 20     (the “Intercreditor Agreement”), issued and executed by each Person that is or becomes a Grantor, as applicable, thereunder on and/or after the date and pursuant to the terms thereof. By executing this Joinder, the undersigned hereby agrees that it is a Grantor thereunder with the same force and effect as if originally named therein as a Grantor. The undersigned agrees to be bound by all of the terms and provisions of the Intercreditor Agreement. Each reference to a Grantor in the Intercreditor Agreement shall be deemed to include the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Intercreditor Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder this      day of                     , 20    .

[NAME OF GRANTOR]
By:
Name: Title:| Address:

ANNEX II

[FORM OF] JOINDER AGREEMENT dated as of [            ], 20[ ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (the “Intercreditor Agreement”), among Spanish Broadcasting System, Inc., a Delaware corporation (“the Issuer”), certain subsidiaries of the Issuer (each a “Grantor”), Wilmington Trust, National Association, as First Priority Representative, and             , as Second Priority Representative.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Issuer to incur indebtedness under an [Additional First Priority Agreement/Additional Second Priority Agreement] and to have such indebtedness treated as [First Priority Obligations/Second Priority Obligations], pursuant to Section 9.3(b)             , as representative (the “Additional Representative”) under the [Additional First Priority Agreement/Additional Second Priority Agreement] is required to execute this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement.

Accordingly, the Additional Representative agrees as follows:

SECTION 1. In accordance with Section 9.3(b) of the Intercreditor Agreement, the Additional Representative by its signature below hereby agrees that it, on its own behalf and the behalf of the holders of any indebtedness under the [Additional First Priority Agreement/Additional Second Priority Agreement] is subject to and bound by, the Intercreditor Agreement, and the Additional Representative hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to any [Additional First Priority Agreement/Additional Second Priority Agreement]. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The Additional Representative represents and warrants to the First Priority Representative, the Second Priority Representative, the other First Priority Secured Parties and the other Second Priority Secured Parties that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the holders of any indebtedness under the [Additional First Priority Agreement/Additional Second Priority Agreement] for which it is representative, upon the Additional Representative’s entry into this Joinder Agreement, will be subject to and bound by the provisions of the Intercreditor Agreement as [First Lien Secured Parties/Second Lien Secured Parties].

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the First Priority Representative and the Second Priority Representative shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Representative. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL REPRESENTATIVE], as [ ] for the holders of [ ],

by
Name: Title: Address for notices: